Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), is made and entered into as of November 2, 2016, by and between APPROACH RESOURCES INC., a Delaware company (the “Company”), and each of WILKS BROTHERS, LLC, a Texas limited liability company (“Wilks Brothers”) and SDW INVESTMENTS, LLC, a Texas limited liability company (“SDW”) (Wilks Brothers and SDW, collectively, the “Noteholders” and each, a “Noteholder”).

RECITALS

WHEREAS, the Company has issued and outstanding $230,320,000 principal amount of the 7.00% Senior Notes due 2021 (the “Notes”), issued pursuant to that certain Base Indenture, dated as of June 11, 2013 (the “Base Indenture”) by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 11, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) by and among the Company, the guarantors party thereto and the Trustee;

WHEREAS, each Noteholder is the Beneficial Owner of the aggregate principal amount of Notes set forth opposite its name on Schedule A attached hereto;

WHEREAS, the Parties have determined to enter into this Agreement, pursuant to which, amongst other things, each Noteholder shall transfer to the Company, and the Company shall acquire, directly or indirectly, all of the Notes held by such Noteholder in exchange for, shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), at an exchange ratio (the “Exchange Ratio”) of 300 shares of Common Stock for each $1,000 aggregate principal of amount of Notes exchanged pursuant hereto (the “Exchange Transaction”);

WHEREAS, in connection with the Exchange Transaction, the Company and the Noteholders have entered into or desire to enter into this Agreement and, at Closing, the Stockholders Agreement and the Registration Rights Agreement (each, the “Additional Agreements”) in accordance herewith;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Exchange and Purchase. Subject to the terms and conditions set forth in this Agreement, at the Closing each Noteholder will assign, transfer and deliver to the Company all of its right, title and interest in and to all of the Exchange Notes set forth opposite its name on Schedule A attached hereto free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, other than liens arising under this Agreement to the extent surviving the Closing (collectively, “Liens”), against issuance and delivery, or payment, to such Noteholder, which shall be in full satisfaction of all obligations of the Company under the Exchange Notes, of (i) a number of shares of Common Stock (the “Shares”) equal to (A) the Exchange Ratio, multiplied by (B) (x) the aggregate principal amount of Exchange Notes, divided by (y) $1,000, and (ii) an amount in U.S. dollars (the “Cash Payment”) equal to the accrued (but unpaid) interest, from and including the most recent date to which interest has been paid pursuant to the terms of the Notes and the Indenture to but excluding the date of the Closing, on the aggregate principal amount of Exchange Notes set forth opposite its name on Schedule A attached hereto.

2. Closing and Closing Deliveries. The closing of the Exchange Transaction (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201, at 10:00 a.m., local time, on the third Business Day following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Section 6 below (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions), unless another date, time or place is agreed to in writing by the parties hereto.

At the Closing:

a. the Company shall:

(i) deliver to each Noteholder’s custodian by means of book-entry transfer, which custodian shall be designated in writing by such Noteholder not less than five (5) business days prior to the Closing, Common Stock registered in the name of such Noteholder representing the aggregate number of Shares issuable to such Noteholder as determined pursuant to Section 1;

(ii) pay to each Noteholder, by wire transfer of immediately available funds to such account or accounts as designated by each Noteholder at least five (5) Business Days prior to the Closing, the Cash Payment payable to such Noteholder as determined pursuant to Section 1. above;

(iii) deliver to the Noteholders a counterpart of the stockholders agreement (the “Stockholders Agreement”) in the form attached hereto as Exhibit A duly executed by the Company;

(iv) deliver to the Noteholders a counterpart of the registration rights agreement (the “Registration Rights Agreement”) in the form attached hereto as Exhibit B duly executed by the Company; and

b. the Noteholders shall:

(i) effect by book entry, in accordance with the applicable procedures of the Depository Trust Company, the delivery to the Company (or its transfer agent or designee) of all of the Exchange Notes set forth opposite the relevant Noteholder’s name on Schedule A attached hereto and all other documents and instruments reasonably requested by the Company to effect the transfer of the Notes to the Company;

(ii) deliver to the Company a counterpart of the Stockholders Agreement duly executed by each Noteholder; and

(iii) deliver to the Company a counterpart of the Registration Rights Agreement duly executed by each Noteholder.

3. Representations and Warranties of the Noteholders. Each Noteholder, severally and not jointly nor jointly and severally, represents and warrants to the Company as follows:

a. Title to Notes. (i) Such Noteholder is the sole Beneficial Owner of the aggregate principal amount of Notes set forth opposite its name on Schedule A hereto (“Exchange Notes”), the Exchange Notes set forth opposite the name of a Noteholder on Schedule A hereto are held by such Noteholder free and clear of all Liens, and none of the Noteholder or any Affiliate of such Noteholder owns or holds beneficially or of record any Notes (or any rights or interests of any nature whatsoever in or with respect to any Notes) other than Exchange Notes set forth on Schedule A hereto, and (ii) such Noteholder is the sole Beneficial Owner of the number of shares of Common Stock (“Owned Shares”) set forth opposite its name on Schedule A hereto, the Owned Shares set forth opposite the name of a Noteholder on Schedule A hereto are held by such Noteholder free and clear of all Liens and none of the Noteholder or any Affiliate of such Noteholder owns or holds beneficially or of record any shares of Common Stock (or any rights or interests of any nature whatsoever in or with respect to any Common Stock) other than Owned Shares set forth on Schedule A hereto. Other than this Agreement and the Consent, such Noteholder is not party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) (i) any Notes (or any rights or interests of any nature whatsoever in or with respect to any Notes), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the Notes and/or the Indenture or (ii) any shares of Common Stock (or any rights or interests of any nature whatsoever in or with respect to any shares of Common Stock), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any matter relating to, or taking any action whatsoever with respect to, the Company or any shares of Common Stock (whether or not a Beneficial Owner thereof as of the date hereof).

b. Existence; Authority; Binding Effect. Such Noteholder is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Noteholder has full legal capacity, power and authority to execute and deliver this Agreement, the Additional Agreements, the Consent attached hereto as Exhibit C (the “Consent”), to which the form of Second Supplemental Indenture (the “Supplemental Indenture”) is attached, and any other agreements or instruments executed or to be executed by it in connection herewith and to consummate the transactions contemplated herein and therein. The execution, delivery and performance by such Noteholder of this Agreement, the Additional Agreements, the Consent and any other agreements or instruments executed or to be executed and delivered by such Noteholder in connection herewith, and the consummation of the transactions contemplated hereby and thereby by such Noteholder, have been duly and validly authorized and approved by the board of directors or other governing body of such Noteholder, and no other actions on the part of such Noteholder are necessary in respect thereof. Each of this

Agreement and the Consent is, and each of the Additional Agreements and the other agreements and instruments executed hereunder by such Noteholder in connection herewith will be, a valid and binding obligation of such Noteholder, in each case, to the extent party thereto, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Consent, and every proxy or agency authority granted therein, is a continuing consent as such term is used in the Indenture, is coupled with an interest and is irrevocable for the term of this Agreement.

c. No Violation. None of the execution and delivery of this Agreement, the Consent or any of the Additional Agreements or any other agreements or instruments executed and delivered by such Noteholder in connection herewith, nor the performance of any obligations hereunder or thereunder by such Noteholder, including the exchange of the Notes pursuant to this Agreement, will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or result in the creation of any lien upon the Notes held by such Noteholder under (i) the organizational documents of such person, including any limited liability company agreement, certificate of incorporation or bylaws or similar agreement; (ii) any law, order, writ, injunction or decree applicable to such Noteholder or by which any property or asset of such Noteholder is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which such Noteholder is a party or by which such Noteholder or any property or asset of such Noteholder is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, payments, cancellations, encumbrances, or other occurrences that are not, individually or in the aggregate, reasonably expected to prevent or materially delay the Closing or the performance by such Noteholder of any of its obligations under this Agreement or any Additional Agreement to which it is or will be a party.

d. Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other Person is required to be obtained, made or given by or with respect to such Noteholder in connection with the execution and delivery of this Agreement, the Consent or any Additional Agreements or other agreements or instruments executed and delivered hereunder or thereunder by such Noteholder, or the performance of any obligations hereunder or thereunder by such Noteholder, including the exchange of the Notes.

e. Transfer Restrictions. The offer and sale of the Shares to be issued pursuant to this Agreement are intended to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Such Noteholder acknowledges and agrees that (i) the Shares are “restricted securities” (as such term is commonly used with regard to Federal and state securities laws), (ii) the Shares may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and otherwise in accordance with applicable state securities laws, (iii) the Shares are subject to the terms and conditions of the Stockholders Agreement, and (iv) in connection with any transfer of the Shares other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company documents or other support, including, but not limited to, certain representations by such Noteholder, reasonably requested by the Company and a customary opinion of counsel experienced in such matters and reasonably acceptable to the Company. Such Noteholder acknowledges and agrees that the Shares will contain a legend in substantially the following form (and customary corresponding instructions and stop-transfer orders will be made in the stock transfer records, electronically or otherwise, for shares in book-entry form):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR ANY APPLICABLE “BLUE SKY” LAWS.

THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO.

f. Ability to Bear Risk and Sophistication. Such Noteholder understands that the Exchange Transaction and ownership and investment in the Shares, involves substantial risk. Such Noteholder has such knowledge and experience in financial and business matters, and its financial situation is such, that it is capable of evaluating the merits and risks of its participation in the Exchange Transaction and of bearing the economic risk of its investment in the Shares (including the complete loss of such investment).

g. Qualified Institutional Buyer. Such Noteholder is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is acquiring the Shares for investment purposes and solely for its account and not with a view to further distribution or resale in violation of the Securities Act.

h. No Brokers or Finders. Such Noteholder has not incurred nor become liable for any broker’s commission or finder’s fee relating to the transactions contemplated by this Agreement.

i. Advice. Such Noteholder has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Noteholder and its particular circumstances.

j. Certain Information. The information provided by such Noteholder for inclusion or incorporation by reference in the Proxy Statement will not, at the time it is first mailed to the Company’s stockholders, at the time of any amendments or supplements thereto and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Each of the Noteholder Board Designees has agreed, and each of the Noteholder Designee Replacements shall have agreed, to serve as a director and to provide any information reasonably requested by the Company for inclusion in the Proxy Statement.

k. No Other Representations or Warranties. Except for the representations and warranties contained in Section 4 hereof, none of the Company nor any Affiliate or Representative of the Company nor any other Person has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Company, this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby and such Noteholder disclaims any reliance on any representation or warranty of the Company or any Affiliate or Representative thereof except for the representations and warranties expressly set forth in Section 4 hereof.

4. Representations and Warranties of the Company. The Company represents and warrants to the Noteholders as follows:

a. Existence; Authority; Binding Effect. The Company and each subsidiary of the Company is (i) duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing as that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The execution and delivery of this Agreement, the Additional Agreements, the Supplemental Indenture, and any other agreements or instruments executed or to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, by the Company, including the issuance and delivery of the Shares to the Noteholders pursuant to this Agreement, have been duly and validly authorized and approved by the board of directors of the Company and no other actions on the part of the Company are necessary in respect thereof other than (i) the affirmative vote (in person or by proxy) of the holders of a majority of Common Stock present or represented by proxy at the Stockholders Meeting on the proposal presented for the approval of the issuance of the Shares for purposes of NASDAQ Listing Rules 5635(b) and (d) in connection with the consummation of the transactions contemplated by this Agreement (the “Nasdaq Approval”) and (ii) solely with respect to consummation of the Exchange Offer, the affirmative vote (in person or by proxy) of the majority of the outstanding shares of Common Stock on the proposal presented at the Stockholders Meeting for the approval of the Amendment (the “Charter Amendment”) to the Restated Certificate of Incorporation (the “Charter”) in the form attached hereto as Exhibit D (the “Charter Amendment Approval” and, collectively with the Nasdaq Approval, the

“Shareholder Approvals”). This Agreement is, and each of the Additional Agreements, the Supplemental Indenture and the other agreements and instruments executed hereunder by the Company in connection herewith will be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

b. No Violation. None of the execution, delivery or, upon receipt of the Nasdaq Approval and, with respect to the Exchange Offer, upon receipt of the Charter Amendment Approval, performance of this Agreement, the Supplemental Indenture, each of the Additional Agreements and each of the other agreements or instruments executed and delivered by the Company in connection herewith, will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under (i) the certificate of incorporation, bylaws or similar organizational documents of the Company or any of its subsidiaries; (ii) any law, order, writ, injunction or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clause (i), for obtaining a resignation from a director if and when required to comply with Section 2.1.1(a) of the Stockholders Agreement, and in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, payments, cancellations, encumbrances, or other occurrences that are not, individually or in the aggregate, reasonably expected to (A) have a material adverse effect on the assets, liabilities, condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole, or (B) prevent or materially delay the performance by the Company of any of its obligations under this Agreement or any Additional Agreement to which it is or will be a party (collectively, (A) and (B), and except as hereinafter provided, a “Material Adverse Effect”).

c. Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other Person is required to be obtained, made or given by or with respect to the Company or any subsidiary of the Company in connection with the execution and delivery of this Agreement, the Supplemental Indenture or any Additional Agreements or other agreements or instruments executed and delivered hereunder by the Company, or the performance of any obligations hereunder or thereunder by the Company, except for (i) the Nasdaq Approval, (ii) with respect to the Exchange Offer, the filing of the Charter Amendment with the Delaware Secretary of State subject to receipt of the Charter Amendment Approval, (iii) the filing of the Proxy Statement with the SEC, and (iv) such other filings by the Company with the SEC as are appropriate in connection with or required by the federal and state securities laws and rules and regulations thereunder in connection with the transactions contemplated hereby.

d. Capitalization.

(i) As of the date of this Agreement, (A) the authorized capital stock of the Company consists of 90,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share; (B) (x) 41,608,374 shares of Common Stock are issued and outstanding and (y) no shares of preferred stock of the Company are issued and outstanding; and (C) all outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all applicable preemptive, participation, rights of first refusal and other similar rights.

(ii) Other than pursuant to this Agreement and other than shares of Common Stock issued and issuable pursuant to options and other rights granted under the Company’s 2007 Stock Incentive Plan, as the same may be amended from time to time, there are (A) no securities, options, warrants, calls, pre-emptive exchange, conversion, purchase or subscription rights, or other rights, agreements, arrangements or commitments of any kind, contingent or otherwise, that could require the Company to issue, sell or otherwise cause to become outstanding, any shares of capital stock or other equity or debt interest in the Company or require the Company to grant or enter into any such option, warrant, call, subscription, conversion, purchase or other right, agreement, arrangement or commitment, and no authorization has been given therefor, and (B) no commitments or agreements of any kind to which the Company or any subsidiary is bound obligating the Company to either (x) repurchase, redeem or otherwise acquire any shares of the Company’s capital stock or any of the Notes (other than to the extent required by the Indenture) or (y) accelerate the vesting or exercisability of any instrument referred to in clause (A) of this paragraph as a result of this Agreement, either alone or upon the occurrence of any additional subsequent events.

e. Issuance of the Shares. Upon issuance in accordance herewith, the Shares issuable hereunder will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and under the Additional Agreements or any Liens created or imposed by any Noteholder.

f. Offering. Subject to the accuracy of each Noteholder’s representations and warranties in Section 3.e., f., g. and i. hereof, the offer, exchange, purchase and issuance of the Shares to each of the Noteholders constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and will be issued in compliance with all applicable federal and state securities laws.

g. No Solicitation. No form of general solicitation or advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by the Company or any of its Representatives in connection with the offer or sale of any of the Shares, including, without limitation, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

h. Litigation. There is no pending action, suit, claim, inquiry, investigation, audit or proceeding by or before any governmental authority, or any arbitration, mediation or other similar proceeding (each of the foregoing, a “Proceeding”), and to the knowledge of the Company, there is no Proceeding threatened against the Company or any of its subsidiaries, that seeks to prevent, hinder, modify, delay or challenge the transactions contemplated hereby or any action taken or to be taken pursuant hereto.

i. SEC Documents. The Company has timely filed and furnished all required reports, schedules, forms, certifications, prospectuses, and registration, and other statements with the SEC since January 1, 2015 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “SEC Documents”). As of their respective effective dates and as of their respective SEC filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002, as the case may be, applicable to such SEC Documents, and none of the SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

j. No Other Representations or Warranties. Except for the representations and warranties contained in Section 3 hereof, none of the Noteholders nor any Affiliate or Representative of the Noteholders nor any other Person has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Noteholders, this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby and the Company (on behalf of itself and each of its subsidiaries) disclaims any reliance on any representation or warranty of any Noteholder or any Affiliate or Representative thereof except for the representations and expressly set forth in Section 3 hereof.

5. Covenants of the Company and of the Noteholders.

a. Restrictions on Acquisition and Transfer.

(i) From the date hereof until the earlier of (1) (x) the termination of this Agreement in accordance with its terms if such termination is the result of any reason other than a breach by Noteholder or (y) the three-month anniversary of the termination of this Agreement in accordance with its terms if such termination is the result of a breach by Noteholder and (2) the Closing, each Noteholder agrees that it shall not, and it shall cause each of its Affiliates not to, except pursuant to the terms of this Agreement, directly or indirectly (A) purchase, sell, deliver, transfer, give, pledge, encumber, assign or otherwise dispose of or acquire, or enter into any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any Notes (or any rights or interests of any nature whatsoever in or with respect to any Notes), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any other action whatsoever with respect to, the Notes and/or the Indenture, or (B) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (A) of this Section 5.a.(i);

(ii) From the date hereof until the earlier of (1) (x) the termination of this Agreement in accordance with its terms if such termination is the result of any reason other than a breach by Noteholder or (y) the three-month anniversary of the termination of this Agreement in accordance with its terms if such termination is the result of a breach by Noteholder and (2) the Closing, each Noteholder agrees that it shall not, and it shall cause each of its Affiliates not to, directly or indirectly:

(A) in any manner acquire, agree to acquire or make any proposal or offer to acquire, directly or indirectly, any voting securities or property of the Company or any rights or options to acquire any such voting securities or property, except pursuant to the terms of this Agreement;

(B) propose to enter into, directly or indirectly, any merger or business combination involving the Company or propose to purchase, directly or indirectly, a material portion of the assets of the Company;

(C) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote or consent, or seek or advise or influence any person with respect to the voting of, or granting of a consent with respect to, any voting securities of the Company or to vote or abstain from voting on the Nasdaq Approval, or cause or permit its Beneficially Owned Shares to be present for purposes of determining whether a quorum is present, at the Stockholders Meeting;

(D) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company;

(E) request the Company, the board of directors or any committee of the board of directors, or any of their respective Representatives to amend or waive any provision of this Section 5;

(F) except as may be required by law (provided that such legal requirement does not arise as a result of or in connection with any breach of this Agreement by the Noteholders or its Representatives or Affiliates), disclose any intention, plan or arrangement inconsistent with the foregoing;

(G) provide, or act as agent for the purpose of obtaining, debt or equity financing for any transaction described in clauses (A) or (B) of this Section 5.a.(ii); or

(H) advise, assist or encourage any other persons in connection with any of the foregoing.

b. Press Release. The Company and each Noteholder agree that the Company shall issue a press release, in form and substance reasonably acceptable to the Company and the Noteholders, announcing the Exchange Transaction prior to the opening of the financial markets in New York City no later than the business day immediately after the date hereof.

c. Proxy Statement.

(i) The Company agrees to use its commercially reasonable efforts to prepare and file with the SEC as soon as practicable after the Company has received certified copies of each of the fully executed Consent Letters attached to the Consent a proxy statement to be sent to holders of the Company’s Common Stock in connection with a meeting of holders of the Common Stock (including any adjournment or postponement thereof, the “Stockholders Meeting”) to consider the Nasdaq Approval, the Charter Amendment Approval and such other matters as the Company in its reasonable determination may present at the Stockholders Meeting (the “Proxy Statement”). The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Noteholders and their advisors will have the right to review and comment upon the Proxy Statement and any amendment thereto prior to the filing thereof with the SEC, the Company agrees to consider any such comments and include in the Proxy Statement or any amendment thereto such comments as it deems appropriate or advisable, in its good faith discretion, and the Company shall provide to the Noteholders a draft of the Proxy Statement and each amendment thereto no later than five (5) business days prior to the anticipated filing date thereof for purposes of such review and comment (it being understood and agreed that the Company shall not be required to delay the filing of (or thereafter amend) the Proxy Statement in respect of comments not provided within such five (5) business day period). The Company shall use its commercially reasonable efforts to (A) clear any comments provided by the SEC with respect to the Proxy Statement as promptly as reasonably practicable after receipt thereof, and (B) mail or otherwise deliver (or cause to be mailed or otherwise delivered) the Proxy Statement to the holders of the Company’s Common Stock promptly after, and hold the Stockholders Meeting for the purposes of obtaining the Shareholder Approvals not later than sixty (60) calendar days after, (x) the 10th calendar day after the Proxy Statement in preliminary form has been filed with the SEC if the SEC has not informed the Company that it intends to review the Proxy Statement by such 10th calendar day or (y) the 10th calendar day after the SEC has informed the Company that it has no further comments on the Proxy Statement. Except as permitted in clause (x) of the following sentence, the board of directors of the Company shall not withdraw, qualify or modify in a manner adverse to the Noteholders, or publicly propose to withdraw, qualify or modify in a manner adverse to the Noteholders, its recommendation of the Shareholder Approvals. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, but without limiting the other obligations of the Company contained in this Section 5.c.(i), (x) if prior to obtaining the Shareholder Approvals, the board of directors determines in good faith, after consultation with outside counsel, that failure to so withdraw, qualify or modify its recommendation would be inconsistent with the exercise of its fiduciary duties, the board of directors may withdraw or modify its recommendation of either the Nasdaq Approval or the Charter Amendment Approval, or both of them and (y) the Company may adjourn or postpone the Stockholders Meeting one or more times (i) to a date not more than twenty (20) days after the original date of such Stockholders

Meeting if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Common Stock of the Company represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting or there shall be insufficient affirmative votes for the Nasdaq Approval to satisfy the condition in Section 6.a.(i) or (ii) as otherwise necessary to comply with applicable law. Except as set forth in the immediately preceding sentence, the Company shall not postpone or adjourn the Stockholders Meeting without the consent of the Noteholders.

(ii) At all times from and after the date hereof to and through the completion of the Stockholders Meeting, the Noteholders shall, and shall cause each of their respective Affiliates and each person named in Section 5.e. below (and any other director nominee proposed pursuant thereto) director nominees pursuant to the Stockholders Agreement to, use commercially reasonable efforts to provide to the Company (and to update) such information relating to any of them for inclusion in the Proxy Statement as may be reasonably requested by the Company that is required by Schedule 14A under the Exchange Act or is otherwise necessary, proper or advisable in connection with the preparation, filing and mailing thereof, including information in respect of its nominees to the board of directors of the Company pursuant to the terms and conditions of the Stockholders Agreement (and customary questionnaires for purposes of preparing the Proxy Statement executed by such nominees) or any national securities exchange on which the Company’s shares are then listed.

d. Listing. Subject to receipt of the Nasdaq Approval, the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and the rules and policies of the Nasdaq Global Select Market (“Nasdaq”) to cause the Shares to be approved for listing on Nasdaq, subject to official notice of issuance (the “Listing”).

e. Board Composition. The Company shall take such action as is necessary to cause (i) at the time of the Closing the full board of directors of the Company to consist of five directors and (ii) effective upon the Closing (1) the full board of directors to be increased by three members to consist of eight directors and (2) Morgan D. Neff (or such other person as the Noteholders may designate in writing delivered to the Company not later than 5 business days prior to the Closing, provided that such person is reasonably acceptable to the board of directors of the Company) to be appointed as a director in Class I (as such term is used in the Charter), Matthew D. Wilks (or such other person as the Noteholders may designate in writing delivered to the Company not later than 5 business days prior to the Closing, provided that such person is reasonably acceptable to the board of directors of the Company) to be appointed as a director in Class II (as such term is used in the Charter), and Matthew R. Kahn (or such other person as the Noteholders may designate in writing delivered to the Company not later than 5 business days prior to the Closing, provided that such person is reasonably acceptable to the board of directors of the Company) to be appointed as a director in Class III (as such term is used in the Charter); provided, however, that the person designated by the Noteholders pursuant to the foregoing as a director in Class III shall be required to execute and deliver to the Company, at the time of and as a condition to such appointment, a conditional resignation in such form as attached as Exhibit A to the Stockholders Agreement, which conditional resignation shall become effective only in the circumstances in which the Noteholders are entitled to designate two (2) members of the board pursuant to Section 2.1.1(a) and 2.1.7(c) of the Stockholders Agreement. Should any Noteholder designee to the board of directors pursuant to this Section 5.e (each, a “Noteholder Board Designee”) be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on the board of directors of the Company and a replacement individual (the “Noteholder Designee Replacement”) has not been designated in accordance with the preceding sentence then the Company shall not be obligated to designate an individual to fill such vacancy as of Closing and such vacancy shall be filled as soon as practicable after the Closing in accordance with the Stockholders Agreement. Each person designated by the Noteholders and elected to the board of directors of the Company pursuant to this Section 5.e shall be referred to as an “Elected Board Designee.” The Noteholders shall cause each Elected Board Designee to recuse themselves from any vote of approval of the board of directors regarding the Exchange Offer, including the determination of the exchange ratio to be utilized therein (as contemplated by Section 5.g).

f. Payment of Expenses. The Company shall pay or cause to be paid the Company’s fees, disbursements and expenses incurred in connection with the issuance of the Shares, and the Noteholders shall pay or caused to be paid the Noteholders’ fees, disbursements and expenses incurred in connection with the Exchange Transaction, including the fees, disbursements and expenses of their respective advisors, counsel, accountants and other experts. For the avoidance of doubt, the Company acknowledges and agrees that it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with preparation and negotiation of this Agreement, the Additional Agreements, the Consent, the Supplemental Indenture and the other agreements and instruments entered into in connection herewith, and the issue of the Shares; (ii) all fees and expenses associated with the preparation, filing and distribution of the Proxy Statement for, and the holding of, the Stockholders Meeting, (iii) all fees and expenses associated with the Listing; (iv) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Consent and the Supplemental Indenture; and (v) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.f. The Noteholders acknowledge and agrees, however, that, notwithstanding the foregoing, the Noteholders will pay or cause to be paid all of its own fees, disbursements and expenses incurred in connection with this Agreement, the Additional Agreements, the Consent, and the other agreements and instruments to be entered into in connection herewith, including all fees, disbursements and expenses of counsel for and other advisers to the Noteholders in any connection herewith; provided, however that if this Agreement is terminated for any reason other than the failure of the conditions to Closing set forth in Section 6.c., the Company shall pay or cause to be paid the reasonable and documented fees, disbursements and expenses of one firm of legal counsel for the Noteholders incurred in connection with the Exchange Transaction up to $500,000.

g. Follow-on Exchange. If the Charter Amendment Approval is obtained, then as soon as reasonably practicable, and in any event within 30 days, after the Closing, the Company will use its commercially reasonable efforts to make an offer (the “Exchange Offer”) to the holders of the Notes, on terms, and subject to conditions, customary or appropriate in the good faith judgment of the board of directors of the Company to exchange any and all Notes for shares of Common Stock at an exchange ratio of shares of Common Stock to each $1,000 aggregate principal amount of Notes equal to (i) the Exchange Ratio or (ii) if the Exchange Offer Adjusted Exchange Ratio is less than the Exchange Ratio, an exchange ratio not (A) greater than the Exchange Ratio or (B) less than the Exchange Offer Adjusted Exchange Ratio.

6. Conditions to Closing.

a. The obligation of each party to effect the Exchange Transaction, and to execute and deliver documents, at the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

(i) The Nasdaq Approval shall have been obtained by the Company;

(ii) The Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance;

(iii) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes consummation of the transactions contemplated hereby. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal this Agreement or the transactions contemplated hereby; and

(iv) The Supplemental Indenture shall have been executed by the Trustee and shall be in full force and effect.

b. The obligation of the Noteholders to effect the Exchange Transaction, and to execute and deliver (or cause to be executed and delivered) documents, at the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

(i) the representations and warranties of the Company contained in Section 4.d.(i) hereof shall be true and correct in all respects (other than in respect of de minimis inaccuracies) as of the date of this Agreement, and the representations and warranties of the Company contained in Section 4.d.(ii) hereof shall be true and correct in all material respects on and as of the date of this Agreement and the date of Closing, with the same force and effect as though made on and as of such date;

(ii) the representations and warranties of the Company contained in Section 4 hereof (other than those contained in Section 4.d.(i) and Section 4.d.(ii) hereof) shall be true and correct in all respects on and as of the date hereof and the date of Closing, with the same force and effect as though made on and as of such date, except (A) to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and (B) for such failures to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in any individual representation or warranty) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect;

(iii) the Company shall have delivered a certificate signed on behalf of the Company by an authorized officer of the Company in the form attached hereto as Exhibit E;

(iv) the Company shall have delivered and paid to the Noteholders, in accordance with Section 2.a. hereof, each of the items required to be delivered or paid by the Company pursuant to Section 2.a.;

(v) the Company shall have performed or complied with, in all material respects, its covenants required to be performed or complied with as of the Closing under this Agreement, except for the covenants set forth in Section 2.a. and Section 5.e. (to the extent required to be complied with at or prior to the Closing) hereof which the Company shall have performed and complied with in all respects;

(vi) no Material Adverse Effect shall have occurred since the date of this Agreement; provide that, for purposes of this Section 6.b.(vi), none of the following or the effects thereof shall constitute or shall be taken into account in determining whether there has occurred a Material Adverse Effect: (A) changes in general regulatory, political, business or economic conditions that, in each case, generally affect the oil and gas industry (including, without limitation, changes in oil and gas prices); (B) any change in the United States or foreign economies or securities or financial markets in general; (C) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any acts of terrorism; (D) any change in accounting requirements or principles imposed upon the Company or its businesses by any change in GAAP or any change in applicable laws, or the interpretation thereof; (E) any effect resulting from the announcement of this Agreement; (F) actions taken by any Noteholder or any of their respective Affiliates; (G) any action taken by the Company or any of its Affiliates at the express request or direction of any Noteholder; or (H) any failure by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; except, in the cases of clauses (A), (B), (C), and (D) above, to the extent the items described in such clauses affect the Company in a materially disproportionate manner as compared with other Persons engaged in the oil and gas industry in the same geographic areas in which the Company’s primary oil and gas assets are located, in which case such occurrences may be deemed to constitute, and shall be taken into account in determining, whether a Material Adverse Effect has occurred; and

(vii) no material Default and no Event of Default that, in either case, has not been cured (with the effect of any such cure being that neither any material Default nor an Event of Default exists after giving effect to any such cure and the agent and lenders under the Credit Facility no longer have, at such time, the right to exercise any remedies under the Credit Facility conditioned upon the occurrence and existence of a Default or Event of Default with respect to such Default or Event of Default) or waived (with the effect of any such waiver being that the agent and lenders under the Credit Facility, after giving effect to any such waiver, no longer have the right to exercise any remedies conditioned upon the occurrence and existence of a Default or Event of Default with respect to such Default or Event of Default) by the agent or lenders (as required by the Credit Facility), under the Credit Facility shall exist.

c. The obligation of the Company to effect the Exchange Transaction, and to execute and deliver documents, at the Closing is subject to the satisfaction at or prior to the Closing of the following additional conditions:

(i) the representations and warranties of each Noteholder contained in Section 3.a. hereof shall be true and correct in all respects, and all other representations and warranties of each Noteholder contained in Section 3 hereof shall be true and correct in all material respects, on and as of the date hereof and the date of Closing, with the same force and effect as though made on and as of such date;

(ii) each Noteholder shall have delivered to the Company, in accordance with Section 2.b. hereof, each of the items required to be delivered by such Noteholder pursuant to Section 2.b.;

(iii) the Noteholder shall have delivered a certificate signed on behalf of each Noteholder by an authorized officer thereof in the form attached hereto as Exhibit F; and

(iv) each Noteholder shall have performed or complied with, in all material respects, its covenants required to be performed or complied with as of Closing under this Agreement, except for the covenants set forth in Section 2.b. hereof which each Noteholder shall have performed and complied with in all respects.

7. Termination.

a. This Agreement may be terminated:

(i) by either the Company or the Noteholders, upon delivery of written notice of termination to the other Party, if the Closing has not occurred on or before March 31, 2017, (the “End Date”); provided, however, that (x) the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.a.(i) if (1) the Company is in material breach of this Agreement as of the End Date or (2) any breach of this Agreement by the Company has caused the failure of any Closing condition or otherwise caused the Closing to not have occurred on or before the End Date and (y) the Noteholders shall not be entitled to terminate this Agreement pursuant to this Section 7.a.(i) if (1) any Noteholder is in material breach of this Agreement as of the End Date or (2) any breach of this Agreement by a Noteholder has caused the failure of any Closing condition or otherwise caused the Closing to not have occurred on or before the End Date.

(ii) by the Company, upon delivery of written notice of termination to the Noteholders, if (A) any Noteholder has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by it such that the Closing condition set forth in Section 6.c.(iv) would not be satisfied or (B) there exists a breach of any representation or warranty of any Noteholder contained in Section 3 of this Agreement such that the Closing condition set forth in Section 6.c.(i) would not be satisfied, and in the case of both clause (A) and clause (B) above, such breach or failure to perform (x) has not been waived by the Company or cured on or before the earlier of thirty (30) days after receipt by the Noteholders of written notice thereof or the End Date or (y) is incapable of being cured by the Noteholders by the End Date; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.a.(ii) if the Company is also in material breach of this Agreement at such time;

(iii) by the Noteholders, upon written notice of termination to the Company, if (A) the Company has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by it such that the closing condition set forth in Section 6.b.(v) would not be satisfied, (B) there exists a breach of any representation or warranty of the Company contained in Section 4 of this Agreement such that the Closing condition set forth in Section 6.b.(i) or Section 6.b.(ii) would not be satisfied, and in the case of each of clauses (A) and (B) above, such breach, failure to perform or failure to satisfy such Closing condition, as applicable, (x) has not been waived by the Noteholders or cured on or before the earlier of thirty (30) days after receipt by the Company of written notice thereof or the End Date or (y) is incapable of being cured by the Company by the End Date, or (C) (1) the Company or any of its subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, manager, trustee, examiner or other custodian for all or a substantial part of its property or shall make any assignment for the benefit of creditors, or (2) the Company or any of its subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, generally to pay its debts or obligations when due; provided, however, that the Noteholders shall not be entitled to terminate this Agreement pursuant to this Section 7.a.(iii) if a Noteholder is also in material breach of this Agreement at such time; or

(iv) by the Noteholders, upon written notice of termination to the Company, if a material Default or an Event of Default exists under the Credit Facility and, in either case, such Default or Event of Default has not been cured (with the effect of any such cure being that such Default or Event of Default no longer exists after giving effect to any such cure and, as a result, the agent and lenders under the Credit Facility no longer have the right to exercise remedies under the Credit Facility conditioned upon the occurrence and existence of any Default or Event of Default with respect to such Default or Event of Default) or waived (with the effect of any such waiver being that the agent and lenders under the Credit Facility, after giving effect to any such waiver no longer have the right to exercise any remedies under the Credit Facility conditioned upon the occurrence and existence of a Default or Event of Default with respect to such Default or Event of Default) by the agent or lenders (as required by the Credit Facility), under the Credit Facility on or before the earlier of thirty (30) days after receipt by the Company of written notice thereof or the End Date.

(v) by either the Company, upon delivery of written notice of termination to the Noteholders, or the Noteholders, upon delivery of written notice of termination to the Company, at any time on or after the first day after the date of conclusion of the Stockholders Meeting (including any postponement or adjournment thereof permitted by Section 5.c.) (such first date after the date of conclusion of the Stockholders Meeting, the “Termination Date”) if the Nasdaq Approval has not been obtained; provided, however, that (x) the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.a.(v) if (1) the Company is in material breach of this Agreement as of the Termination Date or (2) any breach of this

Agreement by the Company has caused the Nasdaq Approval to not be obtained and (y) the Noteholders shall not be entitled to terminate this Agreement pursuant to this Section 7.a.(v) if (1) any Noteholder is in material breach of this Agreement as of the Termination Date or (2) any breach of this Agreement by a Noteholder has caused the Nasdaq Approval to not be obtained.

b. Effect of Termination. In the event of termination of this Agreement by any Party as provided in Section 7.a., this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party (or any other person) with respect to this Agreement or the transactions contemplated in this Agreement or any Additional Agreement; provided, however, that notwithstanding the foregoing, (a) no such termination shall relieve a Party from any breach by such Party prior to such termination and (b) the provisions of Section 3.k., Section 4.j., Section 5.f. (to the extent the Company is required thereby to pay any amounts to the Noteholders), this Section 7.b. and Section 9 (other than Section 9.j., Section 9.l. and Section 9.m.) shall survive such termination.

8. Indemnification.

a. Indemnification Obligation. From and after the Closing, (i) the Company agrees to indemnify and hold harmless the Noteholders and their Representatives from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind (“Losses”) which may be imposed upon, incurred by or asserted against Noteholders or their Representatives in any manner relating to or arising out of any breach of any representation, warranty, covenant or agreement by the Company contained in this Agreement or the certificate delivered by the Company pursuant to Section 6.b.(iii) and (ii) each Noteholder agrees to, severally, and not jointly nor jointly and severally, indemnify and hold harmless the Company and its Representatives, from and against any Losses which may be imposed upon, incurred by or asserted against the Company or its Representatives in any manner relating to or arising out of any breach of any representation, warranty, covenant or agreement by such Noteholder contained in this Agreement or the certificate delivered by such Noteholder pursuant to Section 6.c.(iii) (collectively, the “Indemnification Obligation”).

b. Indemnification Procedure. All claims for indemnification by one or more Parties or Representatives entitled to be indemnified hereunder (each, an “Indemnitee” and collectively, the “Indemnitee”) by one or more Parties hereto (each, an “Indemnitor” and collectively, the “Indemnitor”), shall be asserted and resolved as follows:

(i) In the event that any action, suit, claim, proceeding, investigation, audit, examination, demand, assessment, fine, judgment, settlement, compromise, interest, penalty, cost, remedial action and other expense (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Actions”) for which the Indemnitee may claim indemnity under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party (a “Third-Party Claim”), the Indemnitee shall as promptly as practicable notify the Indemnitor following the receipt by the Indemnitee of notice, written or otherwise, of such Action, specifying the nature of such Action and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such

Action) (the “Claim Notice”); provided, however, that the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability it may have to the Indemnitee under this Agreement unless, and only to the extent that, such failure so to notify materially prejudices the Indemnitor or results in the loss of substantive rights or defenses.

(ii) The Indemnitor shall have thirty calendar days from the date on which the Claim Notice is duly given (the “Notice Period”) to notify the Indemnitee (A) whether or not it disputes the liability of the Indemnitor to the Indemnitee hereunder with respect to such claim or demand, and (B) whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against such Action. If the Indemnitor notifies the Indemnitee within the Notice Period that it disputes its liability under the Indemnification Obligation to the Indemnitee with respect to a particular Action, and such dispute is determined by a final and nonappealable order to be a wrongful denial of such liability, the Indemnitor shall be liable to the Indemnitee for the amount of any and all Losses arising from the Indemnitor’s failure to satisfy its Indemnification Obligation with respect to such Action.

(iii) In the event the Indemnitor notifies (the “Indemnitor Notice”) the Indemnitee within the Notice Period that it desires to defend the Indemnitee against such Action, then except as hereinafter provided the Indemnitor shall defend, at its sole cost and expense, the Indemnitee by appropriate activities or proceedings, shall use its commercially reasonable efforts to settle or prosecute or otherwise contest, at Indemnitor’s election (subject to the terms of this Agreement), such activities or proceedings to a final conclusion in such a manner as to attempt to avoid the Indemnitee becoming subject to any injunctive or other equitable order for relief or to liability for any other matter, and shall control the conduct of such defense; provided, however, that if the Indemnitor fails to take reasonable steps necessary to defend the Indemnitee diligently against such Action after providing such Indemnitor Notice, within ten calendar days after receiving written notice from the Indemnitee stating that the Indemnitee believes that the Indemnitor has failed to take such steps, the Indemnitee may assume its own defense and the Indemnitor shall be liable for all Losses arising out of such Action; provided, further, that the Indemnitor shall not be entitled to assume the defense of any such Action pursuant to this Section 8 unless it has accepted and assumed in writing the obligation to indemnify the Indemnitee with respect to Losses arising from or relating to such Action, and that the Indemnitor shall not in any Action in which Losses include any obligation other than, or in addition to, the payment of money for which the Indemnitor has assumed the obligation, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by all claimants and plaintiffs to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability for which the Indemnitor is not liable pursuant to the terms of this Agreement in respect of any Action. If the defendants in any such Action include both the indemnitor and the Indemnitee and the Indemnitee shall have reasonably concluded that there may be legal defenses or rights available to the Indemnitee which are different from, in actual or potential conflict with, or additional to those available to the Indemnitor, the Indemnitee shall have the right to select one law firm to act at the Indemnitor’s expense as separate counsel, on behalf of the Indemnitee. In addition, if the Indemnitee desires to participate in, but not control, any other defense or settlement, it may do so at its sole cost and expense. So long as the Indemnitor is defending in good faith any such

Action, the Indemnitee shall not settle such Action without the consent of the Indemnitor, which shall not be unreasonably withheld or delayed; provided, however, that the Indemnitee reserves the right to settle any Action at the Indemnitee’s sole cost and expense without the consent of the Indemnitor and the Indemnitor shall have no further liability or obligation with respect to any such Action so settled.

(iv) Prior to the Indemnitor’s settling any Action, the defense of which it has assumed control, in which the settlement includes any obligation of the Indemnitee other than, or in addition to, the payment of money for which the Indemnitor has assumed the obligation, the Indemnitor shall obtain the Indemnitee’s prior approval, confirmed in writing in accordance with the notice provisions hereof, which approval shall not be unreasonably withheld or delayed. If such settlement consists of a bona fide offer and the Indemnitee notifies the Indemnitor of its disapproval of such settlement, the Indemnitee shall thereupon become liable, from and after the date of its disapproval, for the amount of any award, settlement, costs, expenses (including, without limitation, reasonable attorneys’ fees and court costs) or other Losses in excess of the proposed settlement amount and shall have the right to elect to control the defense of such Action at its sole cost and expense.

(v) In the event the Indemnitee should have a claim for indemnification against the Indemnitor hereunder which does not involve a Third-Party Claim, the Indemnitee shall promptly send a Claim Notice with respect to such claim to the Indemnitor; provided, however, that the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability it may have to the Indemnitee under this Agreement unless, and only to the extent that, such failure so to notify materially prejudices the Indemnitor or results in the loss of substantive rights or defenses. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such claim, the Indemnitor shall be liable for the amount of any Losses related thereto.

c. Survival. All representations, warranties and agreements of the parties made in this Agreement shall survive for the later of (i) six-months following the Closing or (ii) fifteen (15) business days after the date on which the Company files with the SEC its Annual Report on Form 10-K, including audited financial statements, for the year ending December 31, 2016; provided, however, that the representations and warranties contained in Section 3.a. and Section 4.d. and the agreements set forth in Section 5.f., Section 5.g. and Section 8 shall survive indefinitely (each such survival period as provided in this sentence, a “Survival Period”). The indemnifications set forth in Section 8.a. shall terminate in accordance with the applicable Survival Period, except that any matters for which a specific written claim for indemnity has been delivered to the Indemnitor on or before the termination of the applicable Survival Period shall survive until the final resolution of such claim.

d. Remedies; Exclusive Remedy. Except (i) in the case of knowing and intentional actual fraud with respect to the representations and warranties set forth in Section 3 and Section 4 of this Agreement or Willful and Material Breach of this Agreement by the Party against whom rights and remedies are sought to be enforced, and (ii) as otherwise provided in Section 5.f., from and after Closing the rights and remedies under this Section 8 are the sole and exclusive rights and remedies and in lieu of any and all other rights and remedies that the Company and its Representatives or the Noteholders and their Representatives may have against the Noteholders or the Company, respectively, under this Agreement or otherwise with respect to any breach of any representation or warranty or any failure to perform any covenant or agreement by the Noteholders or the Company set forth in this Agreement. Effective as of the Closing, each of the Parties expressly waives, on their own behalf and on behalf of their Representatives any and all other rights, remedies and causes of action (other than under this Section 8 and any exceptions thereto listed in the first sentence of this Section 8.d.) it or its Affiliates may have, in the case of the Company and its Representatives, against the Noteholders and, in the case of the Noteholders and their Representatives, against the Company, now or in the future under any law with respect to the transactions contemplated by this Agreement (other than in respect of obligations undertaken pursuant to any of the Additional Agreements).

9. Miscellaneous.

a. Amendments and Waivers. Amendments or modifications to this Agreement may only be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of each party hereto.

b. Notices. All notices, requests, consents, reports and demands shall be in writing, shall be deemed effectively given upon receipt and shall be hand delivered, sent by facsimile or other electronic transmission (provided confirmation of receipt of the transmission is mechanically or electronically generated and kept on file by the sending party), or mailed, postage prepaid, to the Noteholders at the applicable addresses and facsimile numbers or email addresses or to the Company at the address set forth below or, in each case, to such other address and/or facsimile number as may be furnished in writing to the other parties hereto:

If to the Company:

Approach Resources Inc.

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

Attention: J. Curtis Henderson

Facsimile No.: (817) 989-9001

Email: CHenderson@approachresources.com

with a copy to:

Weil, Gotshal & Manges LLP.

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: Rodney Moore

Facsimile: (214) 746-8102

Email: rodney.moore@weil.com

If to the Noteholders:

Wilks Brothers, LLC

17010 IH-20

Cisco, Texas 76437

Attention: Morgan Neff and Matt Wilks

Facsimile: (817) 850-3698

Email: MNeff@wilksbrothers.com or mwilks@ie-llc.net

SDW Investments, LLC

17010 IH-20

Cisco, Texas 76437

Attention: Morgan Neff and Matt Wilks

Facsimile: (817) 850-3698

Email: MNeff@wilksbrothers.com or mwilks@ie-llc.net

with a copy to:

Brown Rudnick LLP

7 Times Square

New York, New York 10036

Attention: John F. Storz

Facsimile: (212) 209-4801

Email: jstorz@brownrudnick.com

c. Titles and Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

d. Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which together shall constitute but one and the same instrument. Multiple counterparts of this Agreement may be delivered via facsimile or other electronic means, with the intention that they shall have the same effect as an original counterpart hereof.

e. Governing Law; Jurisdiction; Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to any choice of law rules (whether of the State of New York or any other jurisdictions) to the extent such rules would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY

IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

f. Limitation on Damages. Notwithstanding anything to the contrary in this Agreement, in no event shall a Party be liable under this Agreement to any other Party or its Representatives (under Section 8 or otherwise) for (i) any exemplary or punitive damages or (ii) any special, consequential, incidental or indirect damages or lost profits, except (A) in the case of clause (ii), to the extent any such damages or lost profits would otherwise be recoverable under applicable law in an action for breach of contract or (B) in the case of clause (i) or clause (ii), any such damages or lost profits that are included in any Third-Party Claim against an Indemnitee for which such Indemnitee is entitled to indemnification under this Agreement.

g. Entire Agreement. This Agreement, including the Exhibits hereto and the Additional Agreements (which are an integral part hereof), embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, Representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

h. Certain Definitions and Interpretive Principles. Capitalized terms in this Agreement shall have the meanings specified below, or as specified elsewhere in this Agreement, for all purposes hereof. The following terms, as used in this Agreement, shall have the meanings as set forth below:

(i) “Affiliate” or “Affiliated” means, with respect a specified Person, any other Person, directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person; provided, however, that the Company and its Subsidiaries shall not be deemed an Affiliate of any Noteholder.

(ii) “Average Common Stock Price” means the volume-weighted average price per share of the Company’s Common Stock on the securities exchanges on which such security is traded (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties acting reasonably) for the thirty (30) consecutive full trading days in which shares of the Company’s Common Stock are traded ending on, and including, the relevant calculation date.

(iii) “Bankruptcy Code” means Title 11 of the United States (iii) Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

(iv) “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The term “Beneficially Owned” has a corresponding meaning.

(v) “Control,” “Controlling” or “Controlled” means, as to a specified Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(vi) “Credit Facility” means the Amended and Restated Credit Agreement, dated as of May 7, 2014 (as amended from time to time), by and among Approach Resources, Inc., JPMorgan Chase Bank, N.A. as administrative agent, and each of the lenders party.

(vii) “Default” shall have the meaning given such term in the Credit Facility.

(viii) “Event of Default” shall have the meaning given such term in the Credit Facility.

(ix) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

(x) “Exchange Offer Adjusted Exchange Ratio” means (A) a number of shares of Common Stock equal to (x) the Exchange Value divided by (y) the Average Common Stock Price determined on the date that is the third full trading day prior to the date that the Exchange Offer is first distributed to the holders of the Notes after the Closing, for (B) each $1,000 aggregate principal amount of Notes exchanged pursuant to the Exchange Offer, rounded to the nearest whole share.

(xi) “Exchange Value” means $953.62 per $1,000 aggregate principal amount of Notes.

(xii) “GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time, applied on a consistent basis for the periods involved.

(xiii) “Party” or “party” means the Company or the Noteholders, and “Parties” and “parties” mean the Company and the Noteholders.

(xiv) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

(xv) “Representatives” means, with respect to any Person, such Person’s directors, officers, partners, employees, members, managers, agents, advisors (including attorneys, accountants, consultants and financial advisors and any representatives of a Person’s advisors) and other representatives.

(xvi) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

(xvii) “SEC” means the U.S. Securities and Exchange Commission.

(xviii) “Significant Subsidiary” means such term as it is defined in Regulation S-X Rule 1-02(w) under the Securities Act.

(xix) “Willful and Material Breach” means (A) a deliberate act or a deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement and which was undertaken with the knowledge that such act or failure to act would be, or would reasonably be expected to cause, a material breach of this Agreement or (B) the failure by any Party to consummate the transactions contemplated by this Agreement after all conditions to such Party’s obligations in Section 6 hereof have been satisfied or waived in accordance with the terms of this Agreement (other than those conditions precedent which by their terms can only be satisfied simultaneously with the Closing but which are capable of being satisfied at the Closing).

(xx) The words such as “herein,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

i. Parties in Interest; Assignment. This Agreement binds and inures solely to the benefit of each party hereto and its successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party without the prior written consent of the other parties. Any purported assignment without consent as required by this Section 9.j. hereof shall be null and void.

j. Adjustments; fractional shares. If at any time after the date of this Agreement, any change in the outstanding shares of capital stock of the Company (or any other securities convertible therefor or exchangeable thereto) shall occur as a result of any reclassification, stock split (including a reverse stock split), combination, exchange or readjustment of shares, or any stock dividend or stock distribution, or any similar event, in each case, other than pursuant to the transactions contemplated by this Agreement, the number of shares issuable hereunder or as contemplated hereby and the price thereof, and any other similarly dependent items shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such action. No certificates or scrip representing fractional shares of Common Stock shall be issued pursuant hereto or in the Exchange Offer. In lieu of any such fractional shares otherwise issuable to the Noteholders hereunder, the Noteholders shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of Common Stock to which such holder is entitled under Section 1 and Section 2 hereof (or would be entitled but for this Section 9.j. hereof) and (ii) an amount equal to the Average Common Stock Price determined on the date that is the third full trading day prior to the date of this Agreement.

k. Severability. In the event that one or more provisions of this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

l. Further Assurances. From time to time, as and when requested by either party, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

m. Specific Performance. It is understood and agreed by the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by the Company or the Noteholders, as applicable, and the non-breaching party of the Company or the Noteholders, as applicable, shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY: APPROACH RESOURCES INC.

By:	/s/ J. Ross Craft
Name:	J. Ross Craft
Title:	President and Chief Executive Officer

[Signature Page to Exchange Agreement]

WILKS BROTHERS, LLC, as Noteholder

By:	/s/ Morgan D. Neff
Name:	Morgan D. Neff
Title:	Senior Portfolio Manager

By:	/s/ Matthew D. Wilks
Name:	Matthew D. Wilks
Title:	Portfolio Manager & Vice President of Capital Investments

SDW INVESTMENTS, LLC, as Noteholder

By:	/s/ Morgan D. Neff
Name:	Morgan D. Neff
Title:	Senior Portfolio Manager

By:	/s/ Matthew D. Wilks
Name:	Matthew D. Wilks
Title:	Portfolio Manager & Vice President of Capital Investments

[Signature Page to Exchange Agreement]

Schedule A

Noteholder	Principal Amount of Notes Beneficially Owned	Number of Shares of Common Stock Beneficially Owned
Wilks Brothers, LLC	$110,421,000	0
SDW Investments, LLC	20,131,000	101,000

Total	$130,552,000	101,000

Sch A-1

Exhibit A

Stockholders Agreement

A-1

EXHIBIT A

STOCKHOLDERS AGREEMENT

by and among

APPROACH RESOURCES INC.,

WILKS BROTHERS, LLC

and

SDW INVESTMENTS, LLC

Dated as of [●], 201[●]

Exhibit A – Form of Conditional Resignation

i

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of [●], 201[●], is entered into by and among APPROACH RESOURCES INC., a Delaware corporation (the “Company”) and each of WILKS BROTHERS, LLC and SDW INVESTMENTS, LLC (collectively, the “Holders” and each, a “Holder”).

Pursuant to, and in consideration of the obligations of the Company and the Holders under the Exchange Agreement (as hereinafter defined), the premises, mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

“ADF Acceptance Period” shall have the meaning set forth in Section 3.2.4(a).

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, and the term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract (including proxy) or otherwise; provided, however, that for the avoidance of doubt that the Holders shall not be deemed an affiliate of the Company solely on account of being party to this Agreement.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Alternative Debt Financing Offer” shall have the meaning set forth in Section 3.2.2.

“Board” means the board of directors of the Company.

“Board Designee” shall have the meaning set forth in Section 2.1.1(b).

“Board Determination Date” shall have the meaning set forth in Section 2.1.1(a).

“Board Reduction Event” shall have the meaning set forth in Section 2.1.1(a).

“Business Day” means any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York or Fort Worth, Texas are not required to be opened.

“Bylaws” means the Second Amended and Restated Bylaws of the Company, as adopted on November 6, 2013, as the same may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms.

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“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as the same may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms.

“Charter Amendment Approval” shall have the meaning set forth in the Exchange Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any shares or capital stock for or into which such common stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement to which the Company is a party.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Contracting Parties” shall have the meaning set forth in Section 5.9.

“Class I” means the class of directors of the Board designated as Class I pursuant to the Certificate of Incorporation.

“Class II” means the class of directors of the Board designated as Class II pursuant to the Certificate of Incorporation.

“Class III” means the class of directors of the Board designated as Class III pursuant to the Certificate of Incorporation.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

“Director Nominating Committee” means the Nominating and Corporate Governance Committee of the Company that exists pursuant to the Nominating and Corporate Governance Committee Charter, adopted as of November 4, 2014, or such successor committee of the Board that nominates, or approves for nomination, candidates for election to the Board.

“Dribble Out Period” shall have the meaning set forth in Section 3.3.2.

“Equity Cap” means 48.61%.

“Equity Securities” means common stock or other equity securities, including any security, convertible security, exercisable warrant, option or other similar instrument conveying rights with respect to equity securities, including, in the case of the Company, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

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“Exchange Agreement” means the Exchange Agreement, dated November 2, 2016, by and between the Company and Holders.

“Exchange Offer” shall have the meaning set forth in the Exchange Agreement.

“Exchange Transaction” shall have the meaning set forth in the Exchange Agreement.

“Exempt Offerings” means (i) an issuance of awards of Equity Securities (“Awards”) to an employee pursuant to any plan or arrangement approved by the Board, or a duly authorized subcommittee of the Board, or the issuance of Equity Securities upon the exercise or conversion of any such Awards, (ii) an issuance of Equity Securities pursuant to an exercise or conversion of any Equity Securities with respect to which preemptive rights were provided at the time such Equity Securities were issued (or the issuance of which was itself an Exempt Offering), (iii) a subdivision of the issued and outstanding Equity Securities into a larger number of Equity Securities or the issuance of Equity Securities as a pro rata dividend or distribution in respect of outstanding Equity Securities and Board, or (iv) Equity Securities issued in consideration of a bona fide acquisition by the Company or any of its Subsidiaries, joint venture or other strategic transaction that was approved by the Board.

“Extraordinary Transaction” means any merger, tender offer, exchange offer, consolidation, business combination, recapitalization, restructuring, sale of all or substantially all assets, liquidation or dissolution involving the Company, and of its Subsidiaries or any of its or their securities or assets.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time, applied on a consistent basis for the periods involved.

“Holder” and “Holders” shall have the meaning set forth in the introductory paragraph hereof.

“Holder Ownership Percentage” means, at any time, a fraction (expressed as a percentage), the numerator of which is the number of shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), collectively, by the Holders and their Affiliates at such time, and the denominator of which is the total number of issued and outstanding shares of Common Stock at such time.

“Independent” means, with respect to any Board Designee, that such Board Designee shall qualify as an independent director of the Company under the Company’s corporate governance and independence guidelines, applicable law and the rules and regulations of the Commission (or any successor thereto) and NASDAQ (or any other stock exchange on which the Company is then listed), including, if applicable, any enhanced requirements with respect to certain committees of the Company.

“Non-Party Affiliates” shall have the meaning set forth in Section 5.9.

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“Per Share Equity Value” means, as of the date of determination, the volume weighted average closing stock price of a share of Common Stock for the thirty (30) day period immediately preceding the date of any such determination, as reported by NASDAQ, or, if the shares of Common Stock are then traded on a national securities exchange other than NASDAQ, on the principal national securities exchange on which such shares are so traded.

“Person” or “person” means any individual, firm, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Preemptive Debt Election Notice” shall have the meaning set forth in Section 3.2.2.

“Preemptive Debt Notice” shall have the meaning set forth in Section 3.2.1.

“Preemptive Debt Securities” means any bonds, debentures, notes, or other similar evidences of indebtedness commonly known as “securities”, in each case, which bonds, debentures, notes, or other similar evidences of indebtedness are secured by a lien and/or security interest on any property of any of the Company and its Subsidiaries and which lien and/or security interest is expressly subordinated (pursuant to any intercreditor agreement, subordination agreement or other similar agreement) in priority to any senior secured first lien indebtedness for borrowed money of any of the Company and/or its Subsidiaries. For the avoidance of doubt, Preemptive Debt Securities does not include any bank debt financing or other credit facilities, including, without limitation, the Revolving Credit Facility and any refinancing thereof.

“Preemptive Debt Terms” shall have the meaning set forth in Section 3.2.1.

“Preemptive Debt Offer Period” shall have the meaning set forth in Section 3.2.2.

“Preemptive Debt Purchase Election” shall have the meaning set forth in Section 3.2.2.

“Preemptive Equity Election Notice” shall have the meaning set forth in Section 3.2.7.

“Preemptive Equity Notice” shall have the meaning set forth in Section 3.2.6.

“Preemptive Equity Offer Period” shall have the meaning set forth in Section 3.2.7.

“Preemptive Equity Purchase Election” shall have the meaning set forth in Section 3.2.7.

“Preemptive Equity Securities” means Equity Securities or rights to acquire Equity Securities issued by the Company from and after the date of this Agreement except Equity Securities issued in an Exempt Offering.

“Registration Rights Agreement” means that certain registration rights agreement, dated as of [●], 201[●], by and among the Company and the Holders, as the same may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms.

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“Representatives” means, with respect to any Person, such Person’s directors, officers, partners, employees, members, managers, agents, advisors (including attorneys, accountants, consultants and financial advisors and any representatives of a Person’s advisors) and other representatives

“Restricted Period” shall have the meaning set forth in Section 3.3.1.

“Revolving Credit Facility” means the senior secured revolving credit facility pursuant to the Amended and Restated Credit Agreement, dated as of May 7, 2014, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time-to-time party thereto, as amended from time to time.

“Sale Transaction” means (a) the sale of all or substantially all of the consolidated assets of the Company and its subsidiaries to a third-party purchaser; or (b) a merger, consolidation, recapitalization or reorganization of the Company with or into a third-party purchaser.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Stockholder Meeting” shall have the meaning set forth in the Exchange Agreement.

“Subsidiary” of any Person means (a) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (b) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such Person.

“Target Value” means that the Total Market Capitalization equals or exceeds the sum of (a) the product of $10 and the number of shares of Common Stock issued and outstanding immediately following the closing of the Exchange Transaction and (b) the product of $10 and the number of any shares of Common Stock issued pursuant to the Exchange Offer.

“Total Market Capitalization” means, at any time, the product of (a) the Per Share Equity Value and (b) the number of shares of Common Stock issued and outstanding as of such time.

“Transfer” means, when used as a verb, to sell, transfer, assign, convey or otherwise dispose, and when used as a noun, any direct or indirect sale, transfer, assignment, conveyance or other disposition, including by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily.

“Trigger Event” means the Per Share Equity Value is equal to or greater than the Target Value.

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“Voting Securities” means any securities (including Equity Securities) that vote generally in the election of directors, in the admission of general partners or in the selection of any other similar governing body.

Section 1.2 Other Definitional and Interpretive Matters. For purposes of this Agreement, the following rules shall apply:

1.2.1 Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

1.2.2 Dollars. Any reference in this Agreement to “$” shall mean U.S. dollars.

1.2.3 Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

1.2.4 Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

1.2.5 Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

1.2.6 Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

1.2.7 Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

1.2.8 Successor Laws. Any reference to any law or code section thereof will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

1.2.9 Heirs, Executors, etc. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.2.9 is intended to authorize any assignment or other Transfer not otherwise permitted by this Agreement.

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1.2.10 Joint Drafting. It is the intention of the parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting party). Further, prior drafts of this Agreement or any ancillary agreements hereto or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any ancillary agreements hereto shall not be used as an aide of construction or otherwise constitute evidence of the intent of the parties hereto; and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.

ARTICLE 2

MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

Section 2.1 Board.

2.1.1 Board Representation.

(a) Until such time as the rights of the Holders are terminated or reduced in accordance with Section 2.1.7, the Holders, collectively, shall be entitled to designate for nomination for election to the Board three (3) members of the Board as provided in Sections 2.1.2 and 2.1.3 hereof. If, at December 31, 2017 (the “Board Determination Date’), the Holder Ownership Percentage is (x) less than 40%, the Holders shall cause the Board Designee who has been appointed as a Class III director to promptly tender his or her resignation, effective as of the Board Determination Date, from the Board and any committee thereof on which he or she may be a member; or (y) equal to or greater than 40%, the Company shall cause a director other than a Board Designee to promptly tender his or her resignation, effective as of the Board Determination Date, from the Board and any committee thereof on which he or she may be a member (either such resignation, the “Board Reduction Event”). In furtherance of the foregoing, Matthew R. Kahn (and each successor Board Designee to Matthew R. Kahn’s position as a Class III director on the Board appointed or elected prior to the Board Determination Date) shall, prior to, and as a condition to his or her appointment to the Board as a Board Designee, and the Holders shall cause Matthew R. Kahn (and each successor Board Designee to Matthew R. Kahn’s position as a Class III director on the Board appointed or elected prior to the Board Determination Date) to, execute an irrevocable conditional resignation as director in the form attached hereto as Exhibit A. At the time of the Board Reduction Event, the Company shall take such action as is necessary to cause at such time the full board of directors of the Company to be decreased by one member (with such decrease being the elimination of the directorship vacated by the Board Reduction Event to consist of seven (7) directors.

(b) Members of the Board designated by the Holders pursuant to this Section 2.1.1 or appointed to fill a vacancy by the Holders as provided in Section 2.1.2 or Section 2.1.5 shall be referred to as the “Board Designees.” The Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, take such actions as necessary to cause Board Designees to be nominated and submitted to the stockholders of the Company for election to the Board, or appointed to the Board by the remaining members of the Board, as provided in Section 2.1.2 and Section 2.1.4.

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(c) Prior to the Board Reduction Event, the number of directors on the Board shall not be increased to greater than eight (8) without the unanimous approval of the Board Designees. Following the Board Reduction Event, the number of directors on the Board shall not be increased to greater than seven (7) without the unanimous approval of the Board Designees.

2.1.2 Initial Board Representation.

(a) Simultaneously with the execution and delivery of this Agreement, the three (3) Board Designees shall be appointed to the Board as follows: (i) Morgan D. Neff shall be appointed as a Class I director on the Board; (ii) Matthew D. Wilks shall be appointed as a Class II director on the Board; and (iii) Matthew R. Kahn shall be appointed as a Class III director on the Board.

2.1.3 Classified Board. For so long as the Company classifies and divides the Board into more than one class in which the terms of the directors serving on the Board expire at different times depending on their class, then for so long as Holders are entitled to designate (A) two (2) Board Designees one such Board Designee shall serve as a Class I director and one such Board Designee shall serve as a Class II director or (B) three (3) Board Designees one such Board Designee shall serve as a Class I director, one such Board Designee shall serve as a Class II director and one such Board Designee shall serve as a Class III director.

2.1.4 Annual Meeting.

(a) At each annual meeting of the Company’s stockholders or any special meeting in lieu thereof at which the term of any Board Designee is to expire or at the date of which proxy materials for such meeting are mailed to the Company’s stockholders there shall be less than the maximum number of Board Designees that Holders are then entitled to designate serving on the Board, the Holders, collectively, shall be entitled to designate for nomination as a director the number of individuals necessary so that, if such designees are elected to the Board at such annual meeting or any special meeting in lieu thereof, the maximum number of Board Designees shall be serving on the Board. The Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, take such actions as necessary to cause each Board Designee so designated by the Holders and to be nominated for election to the Board at each annual meeting of the Company’s stockholders or any special meeting in lieu thereof. To the extent the Company’s proxy statement for any annual meeting of stockholders, or any special meeting in lieu thereof, includes a recommendation regarding the election of any other nominees to the Board, the Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, include a recommendation of its Board that the stockholders also vote in favor of each Board Designee standing for election at such meeting.

(b) For any annual meeting of the Company’s stockholders or any special meeting in lieu thereof at which Holders are entitled to designate an individual for nomination as a director pursuant to Section 2.1.4(a), the Company shall use its good faith efforts to notify Holders in writing no less than ten (10) days before the advance notice deadline set forth in the Company’s bylaws of such entitlement. If, at any time neither Holder advises the Board in writing, delivered to the Board not less than ninety (90) and no more than one hundred

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twenty (120) calendar days prior to the one year anniversary of the date of the Company’s proxy statement issued in connection with the prior year’s annual meeting in the case of an annual meeting, and not less than sixty (60) days prior to the meeting in the case of a special meeting (provided, however, that if a Holder notifies the Board that Holders are unable to notify the Board within such time period, the Holders and Board will work together in good faith to establish a later time period (taking into account the minimum amount of time the Company will reasonably need to include the information required by clauses (i) and (ii) below in any proxy solicitation materials and prepare any other materials related thereto and to the election of directors)), of Holders intention to designate the number of directors which the Holders are then entitled to designate for nomination at the next annual meeting of the Company’s stockholders or special meeting in lieu thereof, then the rights granted under this Section 2.1 with respect to the designation of Board Designees shall be applicable for such meeting only with respect to the number of nominees as indicated in such writing, if any, that the Holders intend to designate, but shall continue to be fully effective with respect to subsequent meetings and interim vacancies. The Holders shall provide (i) the information regarding each Board Designee as would be required to be included in solicitations of proxies for the election of directors in an election context or is otherwise required pursuant to the federal securities laws and regulations, had the nominee been nominated, or intended to be nominated, by the Board and (ii) the consent of each such Board Designee to serve as a director of the Company if so elected.

2.1.5 Board Committees. Subject to the Company’s corporate governance and independence guidelines, applicable law and the rules and regulations of NASDAQ (or any other stock exchange on which the Company is then listed), including, if applicable, any enhanced requirements of with respect to certain committees of the Company, in each case, requiring that certain committee members qualify as Independent, for so long as the Holders are represented on the Board by at least one Board Designee, the Company and the Board shall take such actions as necessary to cause at least one such Board Designee to be elected to, and to at all times be a member of, each committee established by the Board based, if applicable, on whether or not such Board Designee qualifies as Independent; provided that such Board Designee, in his or her sole discretion, may decline to serve on such committee.

2.1.6 Vacancies. If, prior to his or her election or appointment to the Board pursuant to this Section 2.1, any Board Designee shall be unable or unwilling to serve as a director of the Company, then the Holders shall be entitled to nominate a replacement Board Designee, and the Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, take such actions as necessary to cause such replacement Board Designee to be appointed to the Board or nominated and submitted to the stockholders, as applicable, pursuant to this Section 2.1. If, following an election or appointment to the Board pursuant to this Section 2.1, any Board Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his or her term as a director of the Company, then the Holders shall, within thirty (30) days of such event, notify the Board in writing of a replacement Board Designee, and the Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, take such actions as necessary to cause such replacement Board Designee to be appointed to the Board to fill the unexpired term of the Board Designee who such new Board Designee is replacing.

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2.1.7 Reduction; Termination of Rights. The right of the Holders to designate directors under this Section 2.1 shall be reduced and terminate as follows:

(a) Upon written request to the Holders, if the number of Board Designees exceeds the number of directors the Holders shall be entitled to designate pursuant to Section 2.1.1 (as such number may be adjusted pursuant to this Section 2.1.7, the Holders shall cause the number of Board Designee(s) in excess of the number of Board Designees to which the Holders are then entitled to designate to resign from the Board such that the number of Board Designees shall be reduced to the number the Holders are then entitled to designate.

(b) Upon the completion of a Sale Transaction, the Holders’ right to designate Board Designees to the Board and its committees shall immediately expire and the Holders shall cause each Board Designee then serving on the Board to resign from the Board immediately after the completion of a Sale Transaction; provided, however, that in the event such completed Sale Transaction is a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries, the Holders’ right to designate Board Designees to the Board and its committees shall not expire until such time as a final determination has been made with respect to the complete disposition of the proceeds from such Sale Transaction, at which point in time the Holders shall cause each Board Designee then serving on the Board to resign from the Board.

(c) Upon the Holder Ownership Percentage being less than 40% at any time on or after the Board Determination Date, the Holders’ right to designate members of the Board pursuant to Section 2.1.1(a) shall be reduced to the right to designate two (2) members of the Board; provided, that, subject to Section 2.1.1(a) with respect to a Board Reduction Event, the then current term of the Board Designees then serving on the Board shall not be affected solely by the loss of such right.

(d) Upon the Holder Ownership Percentage being reduced to less than 20%, the Holders’ right to designate members of the Board pursuant to Section 2.1.1(a) shall be reduced to the right to designate one (1) member of the Board; provided, that the then current term of the Board Designees then serving on the Board shall not be affected solely by the loss of such right.

(e) Upon the Holder Ownership Percentage being reduced to less than 10%, the Holders’ right to designate members to the Board pursuant to Section 2.1.1(a) shall immediately expire; provided, that the then current term of the Board Designees then serving on the Board shall not be affected solely by the loss of such right.

2.1.8 Company Policies; Fees; Costs and Expenses. The parties hereto acknowledge that each Board Designee, upon election to the Board, will serve as a member of the Board and will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policies, and other governance guidelines and policies of the Company as other directors, and shall be required to preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or committees of the Board, and shall have the same rights

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and benefits, including with respect to insurance, indemnification and, with respect to Board Designees who qualify as Independent, compensation that are applicable to all Independent directors of the Company. The Company will pay and reimburse each Board Designee (whether such Board Designee qualifies as Independent or not) for all reasonable out-of-pocket expenses incurred by such Board Designee in connection with his or her participation in (or attendance at) meetings of the Board (and committees thereof) and the boards of directors (and committees thereof) of the Subsidiaries of the Company to the same extent as the Company reimburses all other directors of the Company.

2.1.9 Voting. Until the occurrence of a Trigger Event, each Holder shall, and shall cause its Affiliates to, vote all Voting Securities of the Company (including all Common Stock) held by such Holder and its Affiliates or over which such Holder or its Affiliates has voting control, and shall take all other necessary or desirable actions within its control (including in its capacity as a stockholder, director, member of a board committee, officer or otherwise) to vote in the same proportion as shares of Voting Securities of the Company (including Common Stock) that are not held by such Holder or its Affiliates or over which such Holder or its Affiliates does not have voting control with respect to (a) any ratification of the appointment of the Company’s independent registered public accounting firm; (b) the Board’s recommendation with respect to the Company’s “say-on-pay” proposal or with respect to any other Company proposal or stockholder proposal (other than any proposal with respect to any Extraordinary Transaction); (c) each nominee (including those that are not Board Designees) nominated and approved by the Director Nominating Committee; or (d) the removal of any Board Designees selected by the Director Nominating Committee to reduce the number of Board Designees to the number of Board Designees to which the Holders are then entitled to designate if such Board Designees have not been removed in accordance with Section 2.1.7. Following the occurrence of a Trigger Event, the foregoing restrictions on each of the Holders’ or its Affiliates’ voting of Voting Securities of the Company (including all Common Stock) held by such Holder or its Affiliates or over which such Holder or its Affiliates has voting control, shall terminate and each such Holder or Affiliate shall be free to vote its Voting Securities in respect of each of the matters referenced in the immediately preceding sentence in any way it chooses to do so.

ARTICLE 3

ACQUISITIONS; TRANSFERS

Section 3.1 Restrictions on Acquisitions.

3.1.1 Subject to Section 3.1.2, from the date hereof until the eighteen (18) month anniversary of this Agreement, each Holder agrees that other than in accordance herewith (including pursuant to the exercise of its rights under Section 2.1.1) or without the prior written consent of the Board, such Holder shall not, and shall cause each of its Affiliates not to, directly or indirectly:

(a) in any manner acquire, agree to acquire or make any proposal or offer to acquire, directly or indirectly, (i) any Voting Securities of the Company or any rights or options to acquire any such Voting Securities which would result in the Holder Ownership Percentage following such acquisition exceeding the Equity Cap or (ii) any property of the Company or any rights or options to acquire any such property;

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(b) propose to have such Holder or an Affiliate of such Holder enter into, directly or indirectly, any merger or business combination involving the Company or propose to have such Holder or an Affiliate of such Holder purchase, directly or indirectly, a material portion of the assets of the Company;

(c) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote or consent, or seek or advise or influence any person with respect to the voting of, or granting of a consent with respect to, any Voting Securities of the Company;

(d) other than with other Holders, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of the Company;

(e) except as may be required by law (provided that such legal requirement does not arise as a result of or in connection with any breach of this Agreement by such Holder or its Representatives or Affiliates), disclose any intention, plan or arrangement inconsistent with the foregoing;

(f) except as permitted pursuant to Section 3.2 hereof, provide, or act as agent for the purpose of obtaining, debt or equity financing for any transaction described in clause (a) or (b) of this Section 3.1.1; or

(g) advise, assist or encourage any other persons in connection with any of the foregoing.

Notwithstanding the foregoing provisions of this Section 3.1.1, the restrictions set forth in this Section 3.1.1 shall terminate and be of no further force and effect if a public announcement or commencement is made of a tender or exchange offer by any Person (other than a Holder or its Affiliates) for, or upon completion of which any Person would beneficially own (as such term is used in Rule 13d-3 of the Exchange Act), fifty percent (50%) or more of the outstanding Voting Securities of the Company, and the Board approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act.

For the avoidance of doubt, nothing in this Section 3.1.1 shall prohibit a Holder or any Affiliate of a Holder from engaging in discussions regarding potential transactions with unaffiliated third parties provided that it promptly and fully discloses any such discussions to the Board and does not undertake any actions in furtherance of such a transaction without having first obtained the approval of the Board.

3.1.2 Notwithstanding Section 3.1.1 or the expiration of the term thereof, each Holder shall not, and shall cause each of its Affiliates not to, (a) until May 7, 2019, take any action (including any action described in Section 3.1.1) at any time if such action would result in a “Change of Control” (as such term is defined in the Revolving Credit Facility) under the terms

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of the Revolving Credit Facility or (b) acquire, agree to acquire or make any proposal or offer to acquire, directly or indirectly, Common Stock such that, upon such acquisition, the Holder Ownership Percentage would exceed the Equity Cap; provided that the restriction set forth in this Section 3.1.2(b) may be waived by the Company after a Trigger Event if such waiver is approved by a majority of the members of the Board other than Board Designees and any other members of the Board nominated for election to the Board by Holders or any Holder.

Section 3.2 Preemptive Rights.

3.2.1 The Company shall not issue or sell, or agree to issue or sell, any Preemptive Debt Securities (other than (a) debt securities issuable with respect to intercompany debt by and between the Company and any Subsidiaries or (b) in connection with the Exchange Offer (as such term is defined in the Exchange Agreement) contemplated by Section 5.g of the Exchange Agreement) to any third party unless the Company shall have first delivered written notice (a “Preemptive Debt Notice”) to the Holders of the Company’s intent to issue, sell or exchange Preemptive Debt Securities, which Preemptive Debt Notice shall (x) state the aggregate principal amount of the Preemptive Debt Securities the Company proposes to issue or sell and (y) may include the price and other material terms and conditions on which the Company proposes to issue or sell the Preemptive Debt Securities (such items as described in this clause (y), the “Preemptive Debt Terms”).

3.2.2 For a period of ten (10) Business Days from the date the Preemptive Debt Notice is delivered to Holders (the “Preemptive Debt Offer Period”), the Holders may, by written notice to the Company (the “Preemptive Debt Election Notice”): (a) if the Preemptive Debt Notice included Preemptive Debt Terms, elect to purchase (“Preemptive Debt Purchase Election”) all of the Preemptive Debt Securities, which shall constitute an offer to purchase such Preemptive Debt Securities which shall remain open and irrevocable for a period of ten (10) Business Days or (b) offer to provide debt financing (“Alternative Debt Financing Offer”) in an amount equal to the aggregate principal amount of the Preemptive Debt Securities stated in the Preemptive Debt Notice and on such terms and conditions as the Holders shall specify in the Election Notice, which shall constitute an offer to provide such debt financing which shall remain open and irrevocable until the end of the ADF Acceptance Period.

3.2.3 If one or both Holders makes a timely Preemptive Debt Purchase Election, the Company shall provide written notice to such Holders establishing the date of the new issuance of the Preemptive Debt Securities and the procedures for purchasing the Preemptive Debt Securities and the Holder(s) delivering such Preemptive Debt Purchase Election shall be obligated to provide the debt financing referred to in the Preemptive Debt Notice on the Preemptive Debt Terms.

3.2.4 If the Company receives an Alternative Debt Financing Offer from one or both Holders:

(a) The Company shall have thirty (30) days following its receipt of the Alternative Debt Financing Offer (the “ADF Acceptance Period”) to determine whether to accept or reject the Alternative Debt Financing Offer. If the Company accepts the Alternative Debt Financing Offer, then the Holder(s) delivering such Alternative Debt Financing Offer shall be obligated to provide the debt financing referred to in the Alternative Debt Financing Offer on the terms and conditions set forth in the Alternative Debt Financing Offer within sixty (60) days from the Company’s acceptance.

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(b) If the Company rejects or otherwise does not accept the Alternative Debt Financing Offer, then the Company may proceed with the issuance of the Preemptive Debt Securities to a third party during the one hundred and fifty (150) day period following the expiration of the ADF Acceptance Period on such terms and conditions as determined by the Company in its sole discretion; provided such terms and conditions of the Preemptive Debt Securities must be no less favorable, taken as a whole and considering all factors deemed relevant by the Company, than the Preemptive Debt Terms or the terms and conditions of the Alternative Debt Financing Offer. If the Company has not issued or sold (or executed definitive documents to issue or sell) the Preemptive Debt Securities within the one hundred and fifty (150) days following the expiration of the ADF Acceptance Period, any proposed issuance of such Preemptive Debt Securities shall once again be subject to the terms and conditions of this Section 3.2. Notwithstanding the foregoing, if the Preemptive Debt Notice included Preemptive Debt Terms and the Company rejects or otherwise does not accept the Alternative Debt Financing Offer, Company shall so notify Holders, and Holders shall have three (3) Business Days following such notification to make a Preemptive Debt Purchase Election pursuant to Section 3.2.2, and if Holders do not make a Preemptive Debt Purchase Election within such three (3) business day period the Company may proceed with the issuance of the Preemptive Debt Securities to a third party in accordance with the preceding sentence.

3.2.5 If neither Holder delivers a Preemptive Debt Election Notice during the Preemptive Debt Offer Period, the Company shall be entitled to sell such Preemptive Debt Securities specified in the Preemptive Debt Notice on such terms and conditions as determined by the Company in its sole discretion for a period of one hundred and eighty (180) days following the expiration of the Preemptive Debt Offer Period. Any Preemptive Debt Securities to be sold by the Company following the expiration of such one hundred and eighty (180) day period must be reoffered to the Holders pursuant to the terms of this Section 3.2.

3.2.6 The Company shall not issue or sell, or agree to issue or sell, any Preemptive Equity Securities to any third party unless the Company shall have first delivered written notice (a “Preemptive Equity Notice”) to the Holders of the Company’s intent to issue, sell or exchange Preemptive Equity Securities, which Preemptive Equity Notice (a) shall state the number and type of Preemptive Equity Securities proposed to be issued and (b) may include the price and other material terms and conditions on which the Company proposes to issue the Preemptive Equity Securities (provided if the Company does not include the price at which the Company proposes to issue the Preemptive Equity Securities in a Preemptive Equity Notice, the Company shall use good faith efforts to provide to the Holders reasonable advance notice of the price range or price, when determined, at which the Company proposes to issue the Preemptive Equity Securities).

3.2.7 For a period of ten (10) Business Days from the date the Preemptive Equity Notice is delivered to Holders (the “Preemptive Equity Offer Period”), the Holders may, by written notice to the Company (the “Preemptive Equity Election Notice”) elect to purchase (the “Preemptive Equity Purchase Election”), on the terms and conditions specified in the

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Preemptive Equity Election Notice but subject to Section 3.1.2, up to a number of Preemptive Equity Securities, in the aggregate as to both Holders, equal to (a) the number of Preemptive Equity Securities proposed to be issued or sold by the Company multiplied by (b) the Holder Ownership Percentage immediately prior to the delivery of the Preemptive Equity Notice by the Company, which shall constitute an offer to purchase such Preemptive Equity Securities.

3.2.8 If one or both Holders makes a timely Preemptive Equity Purchase Election, the Company shall provide written notice to such Holder(s) establishing the date of the new issuance of Preemptive Equity Securities and the procedures for purchasing the Preemptive Equity Securities. Notwithstanding the foregoing, the Company shall be under no obligation to consummate any proposed issuance of Preemptive Equity Securities, nor shall there be any liability on the part of the Company, or to the Board, to the Holders if the Company has not consummated any proposed issuance of Preemptive Equity Securities pursuant to this Section 3.2 for whatever reason, regardless of whether the Company shall have delivered a Preemptive Equity Notice.

3.2.9 If neither Holder delivers a Preemptive Equity Election Notice during the Preemptive Equity Offer Period, the Company shall be entitled to sell such Preemptive Equity Securities in the Preemptive Equity Notice on such terms and conditions as determined by the Company in its sole discretion for a period of one hundred and fifty (150) days following the expiration of the Preemptive Equity Offer Period. Any Preemptive Equity Securities to be sold by the Company following expiration of such one hundred and fifty (150) day period must be reoffered to the Holders pursuant to the terms of this Section 3.2.

Section 3.3 Restrictions on Transfers.

3.3.1 From the date hereof until the six (6) month anniversary of the this Agreement (the “Restricted Period”), each Holder agrees that, without the prior written consent of the Company, such Holder shall not, and it shall cause each of its Affiliates not to, directly or indirectly, Transfer any shares of Common Stock (or any rights or interests of any nature whatsoever in or with respect to any shares of Common Stock) beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by such Holder or its Affiliates.

3.3.2 Upon the completion of the Restricted Period, the Holders agree not to Transfer more than five percent (5%) of the shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Holders and their Affiliates, in the aggregate, per each rolling ninety (90) day period beginning with a Holder’s (or its Affiliate’s) first transfer of shares of Common Stock after the termination of the Restricted Period until the date that is eighteen (18) months from the end of the Restricted Period (the “Dribble Out Period”); provided, however, that, following the date that is six (6) months after the completion of the Restricted Period, the foregoing restriction set forth in this Section 3.3.2 shall not apply to any underwritten offering effected pursuant to a Holder’s rights under, and subject to the terms of, the Registration Rights Agreement.

3.3.3 Upon the completion of the Dribble Out Period, each Holder will be free to Transfer shares of Common Stock without limitation, except that all such Transfers shall be in compliance with applicable state and federal securities laws and the terms of this Agreement.

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3.3.4 Notwithstanding the foregoing, a Holder may Transfer shares of Common Stock (i) to any Affiliate of such Holder; provided, that in the case of any such Transfer to such Affiliate, the Affiliate shall agree to be bound by the terms of this Section 3.3 and (ii) pursuant to any merger, consolidation, recapitalization or reorganization of the Company with or into a third-party purchaser.

3.3.5 Notwithstanding this Section 3.3, each Holder agrees that it shall not, and it shall cause each of its Affiliates not to, directly or indirectly, Transfer any shares of Common Stock (or any rights or interests of any nature whatsoever in or with respect to any shares of Common Stock) beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Holder or its Affiliates if such Transfer would result in a “Change of Control” (as such term is defined the Revolving Credit Facility) under the terms of the Revolving Credit Facility; provided, however, that the foregoing restriction shall not apply to any Transfer effected (a) as a brokers’ transaction on a national securities exchange or (b) pursuant to an underwritten public offering registered under the Securities Act.

ARTICLE 4

TERMINATION

This Agreement shall terminate automatically upon the earlier to occur of: (i) the Holder Ownership Percentage being reduced to less than ten percent (10%); and (ii) the five (5) year anniversary of this Agreement.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

If to the Company:

Approach Resources Inc.

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

Attention: J. Curtis Henderson

Facsimile No.: (817) 989-9001

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If to the Holders:

Wilks Brothers, LLC

17010 IH-20

Cisco, Texas 76437

Attention: Morgan Neff and Matt Wilks

Facsimile No.: (817) 850-3698

SDW Investments, LLC

17010 IH-20

Cisco, Texas 76437

Attention: Morgan Neff and Matt Wilks

Facsimile No.: (817) 850-3698

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on receipt if sent by registered or certified mail.

Section 5.2 Governing Law: Venue: Jurisdiction. THIS AGREEMENT and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each party hereby agrees that any action based upon, arising out of or relating to this Agreement (including any action concerning the violation or threatened violation of this Agreement) shall be heard and determined in any state or federal court sitting in the Court of Chancery of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, in the United States District Court for the District of Delaware), and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. In addition, each party consents to process being served in any such lawsuit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 5.2 and shall not be deemed to confer rights on any Person other than the parties hereto. Nothing in this Section 5.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 5.3 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT WHETHER BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH

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PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 5.4 Successors and Assigns. This Agreement shall be binding upon the Company, the Holders, and their respective successors and permitted assigns (which shall be deemed to include any Affiliate of any Holder to which a Holder Transfers any shares of Common Stock); provided that if any Holder Transfers any shares of Common Stock to any of its Affiliates such Holder shall remain the sole party entitled to exercise the rights of such Holder under this Agreement and such Affiliate shall (and such Holder shall require such Affiliate to execute a joinder to this Agreement in form and substance reasonably acceptable to the Company agreeing to) be bound by the terms of this Agreement with respect to all shares of Common Stock held by such Affiliate. No Holder may assign any of its rights under this Agreement to any other Person (including any transferee of any Common Stock held by a Holder) without the prior written consent of the Company, which consent may be granted or denied by the Company in its sole discretion and to be valid must be approved by a majority of the members of the Board other than Board Designees and any other members of the Board nominated for election to the Board by Holders or any Holder, and any assignment in violation of the foregoing shall be void ab initio.

Section 5.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

Section 5.6 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. Upon a determination that any provision of this Agreement is prohibited, unenforceable or not authorized, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 5.7 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. It is accordingly agreed that,

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in addition to any other applicable remedies at law or equity, the parties shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each of the parties hereto hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 5.8 No Waivers; Amendments.

5.8.1 No failure or delay on the part of the Company or the Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

5.8.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver makes specific reference to this Agreement, and, (i) in the case of an amendment, such amendment is with the written consent of the Company and each Holder, and (ii), in the case of a waiver, such waiver is signed by the Person against whom it is to be enforced; provided that any amendment of this Agreement or waiver by the Company hereunder shall only be effective if such amendment or waiver is approved by a majority of the members of the Board other than Board Designees and any other members of the Board nominated for election to the Board by Holders or any Holder.

Section 5.9 Non-Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the entities that are expressly identified as parties in the preamble to this Agreement (“Contracting Parties”). No Person who is not a Contracting Party, including any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (“Non-party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-party Affiliates.

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Section 5.10 Further Assurances. Each party shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

Section 5.11 Entire Agreement. This Agreement (including all schedules and exhibits hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 5.12 Ownership and Aggregation of Common Stock; Action by Holders.

5.12.1 All shares of Common Stock beneficially owned by each Holder and its Affiliates shall be aggregated for purposes of interpreting the term and terms of, and determining the application and availability of any obligations and rights under, this Agreement, unless the context otherwise requires.

5.12.2 Any action to be taken or consent or approval to be given by Holders pursuant to this Agreement shall be deemed taken, consented to or approved upon the affirmative consent or approval by either Holder; provided that, if the Company receives conflicting direction, consents or approvals from the Holders with respect to any action to be taken or consent or approval to be given by Holders pursuant to this Agreement, then any action to be taken or consent or approval to be given by Holders pursuant to this Agreement shall be deemed taken, consented to or approved upon the affirmative consent or approval by the Holder that holds a majority of the Common Stock held by both Holders.

5.12.3 From time to time upon the written request by the Company, each Holder shall provide to the Company in writing a statement setting forth the number of shares of Common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by such Holder, certified by an officer or other duly authorized representative of such Holder.

[Remainder of Page Intentionally Left Blank]

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SIGNATURES TO STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

APPROACH RESOURCES INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

SIGNATURES TO STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

WILKS BROTHERS, LLC

By:
Name:
Title:

By:
Name:
Title:

SDW INVESTMENTS, LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

EXHIBIT A

Conditional Resignation of Director

[●], 201[●]

Approach Resources Inc.

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

Attention: Corporate Secretary

Ladies and Gentlemen:

Reference is hereby made to that certain Stockholders Agreement, dated as of the date hereof, by and among Approach Resources Inc. (the “Company”), Wilks Brothers, LLC and SDW Investments, LLC (the “Stockholders Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stockholders Agreement.

Effective upon the Board Determination Date, I, Matthew R. Kahn, resign as a member of the board of directors of the Company and as a member of each committee of the board of directors of the Company on which I serve as of the Board Determination Date (the “Conditional Resignation”); provided, if as of the Board Determination Date the Holder Ownership Percentage is equal to or greater than 40%, the Conditional Resignation shall be null and void.

Sincerely,

Matthew R. Kahn

A-1

Exhibit B

Registration Rights Agreement

B-1

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [●], 201[●] (this “Agreement”), is by and among Approach Resources Inc., a Delaware corporation (the “Company”), and each of Wilks Brothers, LLC and SDW Investments, LLC (collectively, the “Holders”, and each, a “Holder”).

RECITALS

WHEREAS, on [●], 201[●], the Holders acquired the number of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) set forth on Schedule A pursuant to the Exchange Agreement, dated November 2, 2016, by and between the Company and the Holders (the “Exchange Agreement”); and

WHEREAS, resales by a Holder of the Company Common Stock may be required to be registered under the Securities Act and applicable state securities laws, depending upon the status of such Holder or the intended method of distribution of the Company Common Stock.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I – REGISTRATION RIGHTS

1.1 Demand Registration.

(a) From and after the one (1) year anniversary following the Closing, and subject to Section 1.1(b), Section 1.1(c) and Section 2.3, upon written request from a Holder requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by such Holder, which notice may be delivered at any time after such one (1) year anniversary and which notice shall specify the intended method or methods of disposition of such Registrable Securities (“Registration Request Notice”), unless such Registrable Securities are included in a currently effective Registration Statement permitting the resale of such Registrable Securities in the manner contemplated by the Registration Request Notice, the Company will use its commercially reasonable efforts to file the appropriate Registration Statement under the Securities Act with the SEC as promptly as reasonably practicable after receipt of the Registration Request Notice and, as promptly as reasonably practicable following such Registration Request Notice, cause such Registration Statement to be declared effective by the SEC and to permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition stated in such Registration Request Notice. The Company shall not be required to maintain the effectiveness of such Registration Statement beyond the earlier to occur of (i) one hundred twenty 120 days after the effective date thereof and (ii) consummation of the distribution by Holder of the Registrable Securities included in such Registration Statement (such period, the “Effectiveness Period”).

(b) Notwithstanding Section 1.1(a), if the Company previously shall have caused a Registration Statement to be declared effective by the SEC with respect to the Registrable Securities, the Company shall not be required to cause a subsequent Registration Statement to be declared effective by the SEC pursuant to this Section 1.1 until a period of one hundred twenty (120) days shall have elapsed from the effective date of the most recent such previous registration.

(c) Notwithstanding Section 1.1(a), the Company shall not be required to effect (i) more than two (2) registrations pursuant to this Section 1.1 in any twelve (12) consecutive month period or (ii) a registration of Registrable Securities, the fair market value of which on the date of receipt by the Company of the Registration Request Notice is less than twenty million dollars ($20,000,000).

1.2 Piggyback Registration.

(a) If at any time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of Registration Statement to be used permits the registration of Registrable Securities, the Company shall give prompt written notice to each Holder (which notice shall be given not less than fifteen (15) days prior to the anticipated filing date), which notice shall offer each Holder the opportunity to include any or all of its Registrable Securities in such Registration Statement, subject to the limitations contained in Section 1.2(b) hereof. If a Holder (in such capacity, a “Participating Holder”) desires to have its Registrable Securities included in such Registration Statement, it shall so advise the Company in writing (stating the number of shares desired to be registered) within ten (10) days after the date of such notice from the Company. Each Holder shall have the right to withdraw such Holder’s request for inclusion of Holder’s Registrable Securities in any registration statement pursuant to this Section 1.2(a) by giving written notice to the Company of such withdrawal. Subject to Section 1.2(b) below, the Company shall use commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time and in its sole and absolute discretion withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered. The Company shall not be required to maintain the effectiveness of such Registration Statement beyond the Effectiveness Period.

(b) If a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of securities under this Section 1.2 advises the Company that the inclusion of the Registrable Securities requested to be included in the Registration Statement pursuant to Section 1.2(a) will materially and adversely affect the price or success of such offering (a “Material Adverse Effect”), the Company will be obligated to include in the Registration Statement (after registering all such shares for its own account), as to each Participating Holder, only a portion of the shares such Participating Holder has requested be registered equal to the product of: (i) the ratio which such Participating Holder’s requested shares bears to the total number of shares requested to be included in such Registration Statement subject to Section 1.2(a) by all Persons (including the Participating Holder) who have requested (pursuant to contractual registration rights) that their shares be included in such Registration Statement; and (ii) the maximum number of Registrable Securities that such lead underwriter advises may be sold in an offering covered by the Registration Statement without a Material Adverse Effect. If, as a result of the provisions of this Section 1.2(b), the Participating Holder shall not be entitled to include all Registrable Securities in a registration that the Participating Holder has requested to be so included, the Participating Holder may withdraw such its request to include Registrable Securities in such Registration Statement by giving written notice to the Company of such withdrawal.

1.3 Expenses. The Company shall bear all Registration Expenses in connection with any Registration Statement pursuant to this Article I, whether or not such Registration Statement becomes effective; provided, however, that if a Holder requests a registration pursuant to Section 1.1 and subsequently withdraws its request, then such Holder shall either pay all Registration Expenses incurred in connection with such registration or such registration will count as a registration for purposes of Section 1.1(c) and such Holder shall not have the right to request another registration pursuant to Section 1.1 during the subsequent ninety (90) days, unless the withdrawal of such request is the result of facts or circumstances relating to the Company or the Company Common Stock that arise after the date on which such request was made and would have a material adverse effect on the offering of the Registrable Securities.

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1.4 Company Purchase Option. Notwithstanding the terms of this Agreement, if at any time a Holder requests any Registrable Securities be included in a registration statement pursuant to this Agreement and at such time securities of the same class or series as the Registrable Securities are traded on a national securities exchange or trading system or any other recognized quotation system which regularly provides quotes on such securities (a “Trading Forum”), the Company shall have the right and option, in its sole discretion, to, in lieu of including such Registrable Securities in such Registration Statement, purchase all or any portion of such Registrable Securities requested to be included in such Registration Statement at the closing or last sales price of such security reported by such Trading Forum on the date of Holder’s request for inclusion of such Registrable Securities in such Registration Statement is received by the Company, or, if there is no such reported quote for such date on any Trading Forum, the last reported closing or sales price, as applicable, of such security by a Trading Forum.

ARTICLE II – PROCEDURES

2.1 Underwriting.

(a) For so long as a Holder holds Registrable Securities, such Holder may request by giving written notice (an “Underwriting Request”) to the Company that an offering permitted under Section 1.1(a) shall be in the form of an underwritten offering (each, an “Underwritten Offering”); provided, however, that in the case of each such Underwritten Offering, such Holder will be entitled to make such demand only if the proceeds from the sale of Registrable Securities in the offering (before the deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, twenty million dollars ($20,000,000); provided, further that the Company shall not be obligated to effect more than two (2) Underwritten Offerings during any twelve (12) consecutive month period and shall not be obligated to effect an Underwritten Offering within one hundred twenty (120) days after the pricing of a previous Underwritten Offering.

(b) All Underwriting Requests shall specify the approximate number of Registrable Securities to be sold in the Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Underwritten Offering.

(c) With respect to any such Underwritten Offering, the Holder making the request shall select an investment banking firm of international standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Company. The Company will enter into and perform its obligations under an underwriting agreement with the underwriters for such Underwritten Offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, which may include, without limitation, indemnities and contribution to the effect and to the extent provided in Article III and the provision of opinions of counsel and accountants’ letters as are customarily delivered by issuers to underwriters in secondary underwritten public offerings of securities. The Holders shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of such securities, but only to the extent such representations and warranties and other agreements are customarily made by issuers to selling stockholders in secondary underwritten public offerings, and the Holders shall be required to make representations or warranties to, and other agreements with, the Company and the underwriters in connection with such underwriting agreement as are customarily made by selling stockholders in secondary underwritten public offerings; provided, however, that the Holders shall not be required to make

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any representations or warranties to the Company or the underwriters regarding such Holder’s knowledge about the Company or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Article III), or to the underwriters with respect thereto, except to the extent of the indemnification being given to the Company and its controlling Persons in Article III.

(d) If (i) the managing underwriter for such Underwritten Offering advises the Company or (ii) the Company concludes, after consulting with its independent financial advisor (which shall be an investment banking firm of international standing), in either case, that in its opinion the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the number of Registrable Securities that can be sold in an orderly manner in such offering within a price range acceptable to the Holders, the Company shall include in such Underwritten Offering the number of each Holder’s Registrable Securities which in the opinion of such managing underwriter or the Company’s independent financial advisor, as applicable, can be sold in an orderly manner within the price range of such offering.

(e) Unless the managing underwriter otherwise agrees, each Holder agrees not to effect any public sale or private offer or distribution of any shares of Company Common Stock or any other issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to the anticipated effectiveness under the Securities Act of any underwritten registration of any such securities (or with respect to an underwritten takedown of any such securities under a shelf registration, prior to the pricing of such offer) and during such time period (not to exceed one hundred eighty (180) days) after the effectiveness under the Securities Act of any underwritten registration (or, with respect to an underwritten offering pursuant to a shelf registration statement, after the pricing of such offering) as the Company and the managing underwriter may agree (except as part of such underwritten registration or offering, as applicable).

2.2 Registration Procedures. If and whenever a Holder has requested that any Registrable Securities be registered pursuant to this Agreement under Article I, and subject to the limitations set forth in this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will:

(a) if the Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause such Registration Statement to become effective;

(b) notify such Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(c) after the Registration Statement becomes effective, notify such Holder of any request by the SEC that the Company amend or supplement such Registration Statement or Prospectus;

(d) prepare and file with the SEC such amendments and supplements to the Registration Statement and any Prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement for the period required to effect the distribution of the Registrable Securities as set forth in Article I hereof;

(e) to the extent necessary to properly sell any Registrable Securities, furnish to such Holder such numbers of copies of a Prospectus, including a preliminary Prospectus, as required by the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate its disposition of its Registrable Securities;

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(f) use its commercially reasonable efforts to register and qualify the Registrable Securities under such other securities or blue sky Laws of such jurisdictions as shall be reasonably requested by such Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, or subject itself to taxation in any such jurisdiction, unless the Company is already subject to taxation in such jurisdiction;

(g) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar equity securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for the Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

(i) use its commercially reasonable efforts to furnish, on the date that shares of Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters by the Company in an underwritten public offering, addressed to the underwriters and (ii) a letter dated as of such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(j) if requested by such Holder, cooperate with such Holder and the managing underwriter (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable Law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holder or the managing underwriter (if any) may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(k) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customarily given by the Company to underwriters in an underwritten public offering, with the underwriter(s) of such offering;

(l) upon execution of confidentiality agreements in form and substance satisfactory to the Company, promptly make available for inspection by such Holder, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by such Holder, all financial and other records, pertinent corporate documents, and properties of the Company (collectively, “Records”), and use commercially reasonable efforts to cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by such Holder, an underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith; provided, Records that the Company determines, in good faith, to be confidential and that it notifies such Holder are confidential shall not be disclosed by such Holder unless the release of such Records is ordered pursuant to a subpoena or

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other order from a court of competent jurisdiction or is otherwise required by applicable Law. Such Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates (other than with respect to such Holder’s due diligence) unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(m) in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts to obtain promptly the withdrawal of such order;

(n) promptly notify such Holder at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any Prospectus, such Holder shall deliver such amended, supplemental or revised Prospectus in connection with any offers or sales of Registrable Securities, and shall not deliver or use any Prospectus not so supplemented, amended or revised); and

(o) take all such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Securities.

2.3 Holder Obligations. Subject to Section 2.1(a), a Holder may not participate in any registration hereunder unless such Holder: (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that such Holder shall not be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances; (B) such Holder’s power and authority to effect such transfer; and (C) such matters pertaining to compliance with securities Laws as may be reasonably requested; provided, further, that such liability will be limited, to the net amount received by such Holder from the sale of its Registrable Securities pursuant to such registration.

2.4 Blackout Periods.

(a) (i) At any time when a Registration Statement effected pursuant to Article I relating to Registrable Securities is effective, upon written notice from the Company to a Holder that the board of directors of the Company (or any duly appointed committee thereof) has determined in good faith, with the advice of counsel, that such Holder’s sale of Registrable Securities pursuant to the Registration Statement would be reasonably likely to require disclosure of material non-public information

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the disclosure of which would not otherwise be required to be disclosed (provided that the Company shall not be required to disclose to such Holder any such material non-public information) and would be reasonably likely to have a material adverse effect on the Company or that such sale otherwise might not be in the best interests of the Company’s stockholders (an “Information Blackout”), such Holder shall suspend sales of Registrable Securities pursuant to such Registration Statement and (ii) if, while a Registration Request Notice or other registration request is pending pursuant to Article I, the board of directors of the Company (or any duly appointed committee thereof) determines that an Information Blackout is required, or that any such filing or the offering of any Registrable Securities would be reasonably likely to adversely affect or delay any proposed financing, offer or sale of securities, acquisition, disposition, corporate reorganization or other material transaction involving the Company, the Company shall deliver to such Holder a certificate to such effect signed by its Chief Executive Officer or Chief Financial Officer, and the Company shall not be required to file a Registration Statement, Prospectus or any amendment or any supplement thereto pursuant to Articles I (a “Registration Delay”); provided, that any such suspension or postponement under (i) and (ii) of this Section 2.4(a) shall only continue until the earliest of:

(1) the date upon which such material information is disclosed to the public or ceases to be material;

(2) ten (10) days after the Company’s delivery of such written notice to such Holder;

(3) in the case of clause (i) above, such time as the Company notifies such Holder that sales pursuant to such Registration Statement may be resumed; and

(4) in the case of clause (ii) above, the date upon which the financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction referred to therein concludes or is abandoned.

The number of days from such suspension of sales by a Holder until the day when such sales may be resumed under clause (1), (2) or (3) hereof, or from the date of a notice of a Registration Delay until the date such affected registration process resumes under clause (1), (2) or (4) hereof, shall be called a “Blackout Period”. In no event may the Company deliver more than two (2) notices, collectively, of an Information Blackout and/or a Registration Delay in any twelve (12) consecutive month period, and the aggregate number of days in which any Blackout Periods may be in effect in any twelve (12) consecutive month period shall not exceed one hundred twenty (120) days.

(b) Any delivery by the Company of a written notice of a Registration Delay following a registration request by a Holder pursuant to Section 1.1, and before the effectiveness of the related Registration Statement, or of a written notice of an Information Blackout during the sixty (60) days immediately following effectiveness of any Registration Statement effected pursuant to Article I, shall give such Holder the right, by written notice to the Company within twenty (20) Business Days after the end of such Blackout Period, to cancel such registration and obtain one additional registration right during such calendar year under Article I.

(c) The Company shall not effect any public offering of its securities during any Blackout Period other than in connection with such proposed transaction described in Section 2.4(a).

2.5 Transfer of Registration Rights. The registration rights of a Holder under this Agreement with respect to any Registrable Securities may be transferred or assigned to (i) an Affiliate of such Holder, or (ii) if the Holder is an Entity, a partner, stockholder or member

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thereof; provided, however, that (a) such Holder shall give the Company written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (b) such transferee shall agree in writing, in form and substance satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; (c) such transferee is not a direct competitor of the Company; and (d) immediately following such transfer the further disposition of such securities by such transferee shall be restricted to the extent set forth under applicable Law.

2.6 Current Public Information. With a view to making available to each Holder the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit each Holder to sell securities of the Company to the public without registration, the Company covenants that it will (i) use its commercially reasonable efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder; and (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable each Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC.

ARTICLE III – INDEMNIFICATION

3.1 Indemnification.

(a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by Law, each Holder, with respect to the sale of Registrable Securities pursuant hereto, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Seller Affiliates”): (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 3.1(c)) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission; and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as any such statements are made in reliance upon information furnished to the Company by a Holder or any Seller Affiliate for use therein or arise from a Holder’s or any Seller Affiliate’s failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such Holder or its Seller Affiliate with a sufficient number of copies of the same, in which case the Company will not so indemnify and reimburse such Holder or its Seller Affiliates. The reimbursements required by this Section 3.1(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

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(b) In connection with any Registration Statement in which a Holder is participating as a seller of Registrable Securities, such Holder will furnish to the Company such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the fullest extent permitted by Law, such Holder will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 3.1(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished by such Holder or any of its Seller Affiliates specifically for inclusion in the Registration Statement; provided that such liability will be limited to the net amount received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, such Holder has furnished to the Company information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

(c) Any Person entitled to indemnification hereunder will: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person); and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 3.1(a) or Section 3.1(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by

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such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.1(d) were determined by pro rata allocation (even if a Holder or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3.1(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 3.1(c), defending any such action or claim. Notwithstanding the provisions of this Section 3.1(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Holder’s obligations in this Section 3.1(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 3.1, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 3.1(a) and Section 3.1(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.1(d) subject, in the case of a Holder, to the limited dollar amounts set forth in Section 3.1(b).

(e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

ARTICLE IV – TERMINATION

4.1 Termination. The provisions of this Agreement shall terminate and be of no further force and effect upon the earlier of (a) the four (4) year anniversary following the Closing and (b) the date when all Registrable Securities have been sold or are available to be sold under Rule 144 promulgated under the Securities Act without regard to volume limits.

ARTICLE V – MISCELLANEOUS

5.1 Amendment. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

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5.2 Counterparts and Facsimile. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

5.3 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with and governed by the Laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of any Law other than the Law of the State of Delaware.

(b) Each party to this Agreement hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the Court of Chancery of the State of Delaware sitting in Wilmington, Delaware for any proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) agrees not to commence any proceeding relating thereto except in such court and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice or document by U.S. registered mail, or otherwise in the manner provided for notices in Section 3.5 hereof, shall be effective service of process for any such proceeding brought against it in any such court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in such courts and (v) agrees not to plead or claim in any court that any such proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(c) THE PARTIES HERETO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER BASED ON CONTRACT, EQUITY, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION AGREEMENT, OR THE NEGOTIATION, EXECUTION, PERFORMANCE, OR ENFORCEMENT OF THIS AGREEMENT, THE TRANSACTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.4 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile or e-mail (and confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid (if available; otherwise, by the next best class of service available), to the parties at the following addresses:

If to the Company:

Approach Resources Inc.

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

Attention: J. Curtis Henderson

Facsimile: (817) 989-9001

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With copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: Rodney Moore

Facsimile: (214) 746-8102

Email: rodney.moore@weil.com

If to any Holder, at its address listed on the signature pages hereof.

Any party may from time to time change its address or designee for notification purposes by giving the other parties prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.

5.5 Entire Agreement; Etc.. This Agreement (including the Exhibit hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

5.6 Headings. The Article and Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and shall not limit, extend or otherwise affect the meaning or interpretation of the terms and provisions of this Agreement.

5.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

5.8 No Third Party Beneficiaries. Subject to the following sentence, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

5.9 Expenses. Except as otherwise explicitly contemplated by this Agreement, each party will bear and pay the costs and expenses incurred by such party in connection with the transactions contemplated under this Agreement.

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5.10 Existing Registration Rights Agreement. Notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement are subject to the Existing Registration Right Agreement. To the extent a Holder has any right, or the Company has any obligation, that is in conflict with or affected by the Existing Registration Rights Agreement, the provisions of the Existing Registration Rights Agreement shall govern and the provisions hereof shall be read in conjunction with, and subject to, such provisions in the Existing Registration Rights Agreement.

5.11 Other Definitional and Interpretive Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply.

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b) Any reference in this Agreement to $ means U.S. dollars.

(c) The Exhibit to this Agreement are hereby incorporated and made a part hereof as if set forth in full in this Agreement and are an integral part of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein are defined as set forth in this Agreement.

(d) Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(e) The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not affect, and should not be utilized in, the construction or interpretation of this Agreement.

(f) All references in this Agreement to any “Article,” “Section or “Exhibit” are to the corresponding Article, Section or Exhibit of this Agreement.

(g) The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(h) The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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Exhibit A

Certain Definitions

Agreement. “Agreement” has the meaning set forth in the Introductory Paragraph.

Affiliate. “Affiliate” means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Person.

Beneficial Ownership. “Beneficial Ownership” and terms of similar import shall be as defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

Blackout Period. “Blackout Period” has the meaning set forth in Section 2.4(a).

Business Day. “Business Day” means any day other than (i) a Saturday, Sunday or a federal holiday, or (ii) a day on which commercial banks in New York City, New York or Fort Worth, Texas are authorized or required to be closed.

Closing. “Closing” has the meaning given to such term in the Exchange Agreement.

Company. “Company” has the meaning set forth in the Introductory Paragraph.

Company Common Stock. “Company Common Stock” has the meaning set forth in the Recitals.

Entity. “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Effectiveness Period. “Effectiveness Period” has the meaning set forth in Section 1.1(a).

Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

Exchange Agreement. “Exchange Agreement” has the meaning set forth in the Recitals.

Excluded Registration. “Excluded Registration” means a registration under the Securities Act of (i) securities registered on Form S-8 or any similar successor form and (ii) securities registered to effect the acquisition of or combination with another Person.

Existing Registration Rights Agreement. “Existing Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 14, 2007, by and among the Company and each of the other parties thereto.

Governmental Entity. “Governmental Entity” means any U.S., foreign, federal, national, state or local government or political subdivision thereof, any entity, agency, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator, and any self-regulatory organization.

Holder. “Holder” has the meaning set forth in the Introductory Paragraph.

Information Blackout. “Information Blackout” has the meaning set forth in Section 2.4(a).

Law. “Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Entity (including those laws relating to record keeping, customs, export and sanctions compliance, foreign assets control, foreign corrupt practices, possession and handling of classified information or zoning).

Material Adverse Effect. “Material Adverse Effect” has the meaning set forth in Section 1.2(b).

Participating Holder. “Participating Holder” has the meaning set forth in Section 1.2(a).

Person. “Person” means any individual, Entity or Governmental Entity.

Prospectus. “Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

Records. “Records” has the meaning set forth in Section 2.2(l).

Register. “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

Registrable Securities. “Registrable Securities” means, at any time, the Company Common Stock owned by a Holder, whether owned on the date hereof or acquired hereafter; provided, however, that Registrable Securities shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration; (ii) which have been sold on any U.S. national securities exchange or quotation system on which the Registrable Securities are then listed or traded, pursuant to Rule 144 under the Securities Act or otherwise; (iii) that have been sold, transferred or disposed of by a Holder to a Person that is not an Affiliate of such Holder, and such Person may immediately thereafter fully transfer such Registrable Securities without restriction under the applicable securities laws of the United States; or (iv) which have been sold pursuant to Rule 144 under the Securities Act or are eligible for resale pursuant to Rule 144 under the Securities Act without regard to volume or manner of sale restrictions.

Registration Delay. “Registration Delay” has the meaning set forth in Section 2.4(a).

Registration Expenses. “Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including, without limitation: (i) SEC, stock exchange, FINRA and other registration and filing fees; (ii) all fees and expenses incurred in connection with complying with any securities or blue sky Laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses; (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on any national securities exchange or the quotation of Registrable Securities on any inter-dealer quotation system; (vi) the fees and expenses incurred by the Company in connection with any “road show” for underwritten offerings; and (vii) reasonable fees, charges and disbursements of counsel to the Holders, including, for the avoidance of doubt, any expenses of counsel to the Holders in connection with the filing or amendment of any Registration Statement or Prospectus hereunder; provided that Registration Expenses shall only include the fees and expenses of one counsel to the Holders (and one local counsel per jurisdiction) with respect to any offering.

Registration Request Notice. “Registration Request Notice” has the meaning set forth in Section 1.1(a).

Registration Statement. “Registration Statement” means any registration statement of the Company that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement.

SEC. “SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

Securities Act. “Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations promulgated by the SEC thereunder.

Seller Affiliates. “Seller Affiliates” has the meaning set forth in Section 3.1.

Trading Forum. “Trading Forum” has the meaning set forth in Section 1.4.

Underwriting Request. “Underwriting Request” has the meaning set forth in Section 2.1(a).

Underwritten Offering. “Underwritten Offering” has the meaning set forth in Section 2.1(a).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

APPROACH RESOURCES INC.

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

WILKS BROTHERS, LLC

By:
Name:
Title:

By:
Name:
Title:

Address:

17010 IH-20

Cisco, Texas 76437

Attention: Morgan Neff and Matt Wilks

Facsimile No.: (817) 850-3698

Email: MNeff@wilksbrothers.com and

mwilks@ie-llc.net

Copy to:

Brown Rudnick LLP

7 Times Square

New York, New York 10036

Attention: John F. Storz

Facsimile: (212) 209-4801

Email: jstorz@brownrudnick.com

SDW INVESTMENTS, LLC

By:
Name:
Title:

By:
Name:
Title:

Address:

17010 IH-20

Cisco, Texas 76437

Attention: Morgan Neff and Matt Wilks

Facsimile No.: (817) 850-3698

Email: MNeff@wilksbrothers.com and

mwilks@ie-llc.net

Copy to:

Brown Rudnick LLP

7 Times Square

New York, New York 10036

Attention: John F. Storz

Facsimile: (212) 209-4801

Email: jstorz@brownrudnick.com

[Signature page to Registration Rights Agreement]

Exhibit C

Consent

C-1

CONSENT OF BENEFICIAL OWNERS OF NOTES

November 2, 2016

Re:	7.00% Senior Notes due 2021

Reference is made to (i) the base indenture, dated as of June 11, 2013, by and among Approach Resources, Inc., a Delaware corporation (the “Company”), the guarantors party thereto, and Wilmington Trust, National Association, as successor trustee (the “Trustee”), as amended, supplemented, restated or otherwise modified from time to time (the “Base Indenture”), (ii) the First Supplemental Indenture to the Base Indenture, dated as of June 11, 2013, by and among the Company, the guarantors party thereto and the Trustee, as amended, supplemented, restated or otherwise modified from time to time (the “First Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”) providing for the issuance by the Company of $250,000,000 aggregate principal amount of 7.00% Senior Notes Due 2021, of which $230,320,000 are issued and outstanding (the “Notes”) and (iii) the Second Supplemental Indenture to the Base Indenture, in the form attached as Exhibit A hereto, expected to be dated on or about the date hereof (the “Second Supplemental Indenture”), by and among the Company, the guarantors party thereto and the Trustee, providing for the Amendments (as defined in the Second Supplemental Indenture). Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, as applicable.

By their signatures below, each of the holders set forth on Schedule 1 hereto (collectively, the “Specified Holders”) hereby (a) certifies that it is, as of the date hereof, the Beneficial Owner of the aggregate principal amount of Notes set forth opposite such entity’s name on Schedule 1 hereto, (b) certifies that it has full power and authority to execute and deliver this Consent, (c) consents to the Amendments, (d) certifies that attached hereto as Exhibit B are true, correct and complete copies of consent letters (the “Consent Letters”) duly executed by the Specified Holders requesting that Cede & Co., the nominee of The Depository Trust Company (“DTC”) and registered Holder of the Notes, consent to the Amendments in respect of the aggregate principal amount of Notes set forth opposite such Specified Holders’ name on Schedule 1 hereto and that each of such Consent Letters have been delivered to the DTC Participant identified therein for execution and delivery to DTC, (e) agrees to use commercially reasonable efforts to cause each of the Consent Letters to be promptly executed by the DTC Participant specified in the Consent Letter, and thereafter promptly delivered for execution, and executed, by Cede & Co., and to execute and deliver such further instruments, and to do such further acts, as may be reasonably necessary or proper, upon request by the Company or the Trustee, or both, to make the Consent Letters effective, to evidence such consent by the Beneficial Owners and by the registered Holder of the Notes (including by providing to the Company certified originals or copies of each of the fully executed Consent Letters) and to carry out more effectively the intent of this Consent and the Second Supplemental Indenture, and (f) requests, authorizes and directs the Company, the guarantors and the Trustee, subject to delivery of the fully executed Consent Letters, to execute and deliver the Second Supplemental Indenture and to take all such actions and deliver all such documents as are reasonably necessary or proper to effectuate this Consent and the Second Supplemental Indenture. For the avoidance of doubt, it is expressly understood and agreed, however, that the Amendments will not become effective and operative unless and until the Closing under the Exchange Agreement (as defined in the Second Supplemental Indenture) shall have occurred, and in the event that the Exchange Agreement is terminated without the Closing having occurred, the Amendments shall have no force or effect. It is further understood and agreed that the Beneficial Owner’s obligations under paragraph (e) shall not include the initiation of any litigation.

The execution and delivery of this Consent shall not operate as a waiver of any right, power or remedy of the Specified Holders under the Base Indenture or First Supplemental Indenture, nor constitute an amendment of any provision of the Base Indenture or First Supplemental Indenture or for any purpose except as expressly set forth in the Second Supplemental Indenture. This Consent, and every proxy or agency authority granted herein, is coupled with an interest and is irrevocable, is a continuing consent as such term is used in the Indenture and shall bind every Holder, now or hereafter, of the Notes.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this consent to the Second Supplemental Indenture as of the date first written above.

WILKS BROTHERS, LLC, as Noteholder

By:	/s/ Morgan D. Neff
Name:	Morgan D. Neff
Title:	Senior Portfolio Manager

By:	/s/ Matthew D. Wilks
Name:	Matthew D. Wilks
Title:	Portfolio Manager & Vice President of Capital Investments

SDW INVESTMENTS, LLC, as Noteholder

By:	/s/ Morgan D. Neff
Name:	Morgan D. Neff
Title:	Senior Portfolio Manager

By:	/s/ Matthew D. Wilks
Name:	Matthew D. Wilks
Title:	Portfolio Manager & Vice President of Capital Investments

[Signature Page to Holder Consent]

Schedule 1

Holder	CUSIP Number	DTC Participant	Principal Amount of Notes
Wilks Brothers, LLC	03834A AA1		$110,421,000
SDW Investments, LLC	03834A AA1		$20,131,000
		TOTAL	$130,552,000

Exhibit A

Form of Second Supplemental Indenture

Exhibit A

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of [●], 2016, between Approach Resources Inc., a Delaware corporation (the “Company”), the Guarantors (as hereinafter defined) and Wilmington Trust, National Association, as successor trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the guarantors party thereto (the “Guarantors”) delivered to the Trustee a base indenture, dated as of June 11, 2013 (the “Base Indenture”), by and among the Company, the guarantors party thereto and the Trustee, as supplemented by the First Supplemental Indenture dated as of June 11, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) providing for the issuance by the Company of a series of senior notes designated as 7.00% Senior Notes due 2021 (the “Notes”);

WHEREAS, pursuant to that certain Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), by and between the Company and Wilks Brothers, LLC, a Texas limited liability company and SDW Investments, LLC, a Texas limited liability company (the “Noteholders”), the Company and the Noteholders have reached an agreement pursuant to which, amongst other things, upon satisfaction of the conditions to closing set forth therein, the Noteholders will transfer to the Company, and the Company shall acquire, directly or indirectly, all of the Notes held by the Noteholders in exchange for, shares of Common Stock (as defined in the Exchange Agreement) of the Company (the “Exchange”);

WHEREAS, in connection with the Exchange Agreement, the Noteholders have delivered one or more consent letters executed by Cede & Co, the registered Holder of the Notes, on behalf of the Noteholders (collectively, the “Noteholder Consents”) to supplement the Indenture to effect the amendments set forth in Sections 2, 3, 4 and 5 hereof (collectively, the “Amendments”) on the terms set forth herein, including that this Second Supplemental Indenture shall be in full force and effect on the date first written above and such Amendments shall become operative with respect to the Indenture only if the Closing (as defined in the Exchange Agreement) shall occur (such Closing, the “Operative Time”);

WHEREAS, subject to certain exceptions, Section 1002 of the First Supplemental Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Securities Guarantees and the Notes (and the Company and the Guarantors desire to amend and supplement the Indenture, the Securities Guarantees and the Notes as provided herein) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class;

WHEREAS, the Noteholders beneficially own $130,552,000, or 56.7% of the $230,200,000 aggregate principal amount of the issued and outstanding Notes, Cede & Co. has executed the Noteholder Consents in respect of such aggregate principal amount, and accordingly the Holder of at least a majority in aggregate principal amount of the outstanding Notes for the purposes of Section 1002 of the First Supplemental Indenture has duly consented to this Second Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make this Second Supplemental Indenture valid and binding have been complied with or performed.

1

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AMENDMENTS TO SECTION 201 OF THE FIRST SUPPLEMENTAL INDENTURE. Section 201 of the First Supplemental Indenture is hereby amended at the Operative Time by deleting those definitions and cross references that, by virtue of the amendments effected in Sections 3, 4 and 5 hereof, are no longer used in the Indenture or the Notes.

3.    AMENDMENTS TO SECTION 601 OF THE FIRST SUPPLEMENTAL INDENTURE.

(a)    Each of the following clauses of Section 601 of the First Supplemental Indenture is hereby deleted in their entirety at the Operative Time and each such clause is replaced at such time with the following: “[Intentionally Omitted]” (and all references thereto in the Indenture are hereby deleted in their entirety) at such time:

•	clause (4) (failure to comply with the incurrence of indebtedness, restricted payments, change of control or asset sale covenants);

•	clause (5) (default with respect to agreements under the Indenture other than those specified in clauses (1) through (4));

•	clause (6) (payment default or cross-acceleration with respect to other material debt); and

•	clause (7) (failure to pay judgments).

(b)    (i) Clause (3) of Section 601 of the First Supplemental Indenture is hereby amended at the Operative Time to delete the phrase “or to consummate a purchase of Notes when required pursuant to Section 1110 or Section 1115 of this Supplemental Indenture”; and (ii) each of clause (9) and clauses (10)(a), (b), and (c) of Section 601 of the First Supplemental Indenture is hereby amended at the Operative Time to delete the following phrase, each time it appears therein: “, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary,”.

4.    AMENDMENTS TO SECTION 901 OF THE FIRST SUPPLEMENTAL INDENTURE.

Each of clauses (3) and (4) of Section 901 of the First Supplemental Indenture is hereby deleted in its entirety at the Operative Time and each such clause is replaced at such time with the following: “[Intentionally Omitted]” (and all references thereto in the Indenture are hereby deleted in their entirety at such time), and the proviso at the end of the first paragraph of Section 901 is hereby deleted in its entirety at such time.

2

5.    AMENDMENTS TO ARTICLE 11 OF THE FIRST SUPPLEMENTAL INDENTURE. Each of the following sections of the First Supplemental Indenture is hereby deleted in its entirety at the Operative Time and each such section is replaced at such time with the following: “[Intentionally Omitted]” (and all references thereto in the Indenture are hereby deleted in their entirety at such time):

•	Section 1106 “Reports”

•	Section 1107 “Payment of Taxes”

•	Section 1110 “Repurchase of Notes Upon a Change of Control”

•	Section 1111 “Incurrence of Indebtedness and Issuance of Preferred Stock”

•	Section 1112 “Restricted Payments”

•	Section 1113 “Limitation on Liens”

•	Section 1114 “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”

•	Section 1115 “Asset Sales”

•	Section 1116 “Transactions with Affiliates”

•	Section 1117 “Future Subsidiary Guarantees”

6.    NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.    COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.    INCORPORATION OF INDENTURE. All the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Agreement, shall be read, taken and construed as one and the same instrument.

10.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein.

11.    EFFECTIVENESS OF THIS SECOND SUPPLEMENTAL INDENTURE. Upon the execution of this Second Supplemental Indenture by the Company, the Guarantors, and the Trustee, the Indenture shall

3

be amended and supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and the parties hereto and every Holder of Notes shall be bound hereby; provided, however, that the Amendments will not become effective and operative unless and until the Operative Time shall have occurred, at which time such Amendments shall immediately become effective and operative for all purposes of the Indenture without further action by any Person, and simultaneously therewith the Notes and the Securities Guarantees shall be deemed supplemented and amended for all purposes, as and to the same extent as the Indenture has been supplemented and amended hereby. In the event that the Exchange Agreement is terminated without the Closing having occurred, the Amendments will not become effective and operative, and this Supplemental Indenture shall immediately upon such termination be of no further force or effect. The Company shall give the Trustee prompt written notice of the occurrence of the Operative Time or the termination of the Exchange Agreement. For the avoidance of doubt, nothing in this Second Supplemental Indenture shall effect in any way the deletion and replacement, or intentional omission, of any Article, Section, clause or other provision of the Base Indenture specified in Section 102 of the First Supplemental Indenture, which Section 102 shall remain in full force and effect subject only to the amendments specified in this Second Supplemental Indenture, or amend the Base Indenture as it may apply to any Securities other than the Notes.

4

Exhibit A

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and delivered, all as of the date first above written.

Dated: [●], 2016

APPROACH RESOURCES INC., as the Company

By:
Name: [●]
Title: [●]

GUARANTORS

[●]

By:
Name: [●]
Title: [●]

[GUARANTOR SIGNATURE BLOCKS TO BE ADDED]

TRUSTEE

Wilmington Trust, National Association,
as Trustee

By:
Authorized Signatory

Exhibit B

The Consent Letters

Instructions:

Please complete the form below as needed to indicate the action desired for owned issues.

All submissions must be on the participant’s letterhead and must have that participant’s medallion stamp.

You must submit completed forms via the WINS application. A user guide to the process can be found here: http://www.dtcc.com/~/media/Files/Downloads/Settlement-Asset-Services/Issuer%20Services/WINS-User-Guide-Demand-and-Dissents.pdf

For questions or additional forms, send requests via electronic mail to:

demandanddissent@dtcc.com

CONSENT OF NOTEHOLDER

TO SUPPLEMENTAL INDENTURE

Date: November 2, 2016

The Depository Trust Company

Proxy Department

55 Water Street-25th Floor

New York, NY 10041

Attention: Demand and Dissent

Re:	Approach Resources Inc.7.00% Senior Notes due 2021 - CUSIP: 03834A AA1

[Insert DTC Participant Name & Account Number]

Dear Partner:

Please cause your nominee, Cede & Co., to sign one copy of the attached letter (the “Consent Letter”) in order to enable our customer to exercise its right to consent with respect to $[●] principal amount of the above-referenced securities credited to our DTC Participant account on the date hereof.

In addition to acknowledging that this request is subject to the indemnification provided for in DTC Rule 6, the undersigned hereby certifies to DTC and Cede & Co, that the information and facts set forth in the Consent Letter are true and correct, including the following:

1.	The aggregate principal amount of the securities credited to our DTC Participant account that are beneficially owned by our customer, and

2.	There have been no prior requests to DTC or Cede & Co, for execution of a letter similar to the attached Consent Letter with respect to the principal amount of securities referred to therein.

The undersigned understands that letters similar to the attached Consent Letter are being forwarded by other beneficial owners of the above-referenced securities whose holdings, together with the principal amount referred to above, constitute a majority of the principal amount of the above-referenced securities now outstanding.

Please make the Consent Letter available for pick-up by [●].

Very truly yours,

[INSERT NAME OF DTC PARTICIPANT]

By:
Name:
Title:

Medallion Stamp

CONSENT OF NOTEHOLDER

TO SUPPLEMENTAL INDENTURE

Date: November 2, 2016

Approach Resources Inc.

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas

Attn: Josh Dazey, Vice President, General Counsel and Assistant Secretary

RE:	Approach Resources Inc.7.00% Senior Notes due 2021 - CUSIP: 03834A AA1 (the “Notes”)

Reference is made to the base indenture, dated as of June 11, 2013, by and among Approach Resources Inc., a Delaware corporation (the “Company”), the guarantors party thereto, and Wilmington Trust, National Association, as successor trustee (the “Trustee”), as amended, supplemented, restated or otherwise modified from time to time (the “Base Indenture”), and the First Supplemental Indenture to the Base Indenture, dated as of June 11, 2013, by and among the Company, the guarantors party thereto and the Trustee, as amended, supplemented, restated or otherwise modified from time to time (the “First Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”), pursuant to which the Notes were issued.

The undersigned Beneficial Owner (as defined below) hereby represents and warrants that the undersigned is the Beneficial Owner of the Notes of the above-referenced issue in the principal amount stated below. At the request of Participant, on behalf of the undersigned Beneficial Owner of the Notes, Cede & Co., as the registered Holder of the Notes, hereby consents to amendments (the “Amendments”) to the Indenture that, if and when they become effective, will:

1.	delete in their entirety the following sections of the First Supplemental Indenture: Section 1106; Section 1107; Section 1110; Section 1111; Section 1112; Section 1113; Section 1114; Section 1115; Section 1116; and Section 1117;

2.	delete in their entirety clauses (4), (5), (6) and (7) of Section 601 of the First Supplemental Indenture and clauses (3) and (4) of Section 901 of the Indenture;

3.	delete the phrase “or to consummate a purchase of Notes when required pursuant to Section 1110 or Section 1115 of this Supplemental Indenture” from clause (3) of Section 601 of the First Supplemental Indenture;

4.	delete the phrase “, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary,” from each of clause (9) and clauses (10)(a), (b), and (c) of Section 601 of the First Supplemental Indenture each time it appears therein; and

5.	delete those definitions and cross references in Section 201 of the First Supplemental Indenture that, by virtue of the foregoing amendments, are no longer used in the Indenture or the Notes.

The Amendments will be set forth in a Second Supplemental Indenture to the Indenture, attached hereto as Annex A, and will become effective only at the time, and subject to the conditions precedent, specified therein.

This letter should be read in conjunction with similar letters which the undersigned understands are being forwarded by other Beneficial Owners of the Notes whose holdings, together with the principal amount of the Notes specified below, constitute a majority of the principal amount of the Notes now outstanding. Accordingly, for the purposes of Section 1002 of the First Supplemental Indenture, the undersigned, together with other Beneficial Owners of the Notes which together aggregate in excess of 50% of the principal amount of the Notes, will have duly consented to the Amendments.

While Cede & Co., is furnishing this consent letter as the registered Holder of the Notes, it does so at the request of the Participant and only as a nominal party for the true party in interest, Wilks Brothers, LLC (the “Beneficial Owner”). Cede & Co. has no interest in this matter other than to take those steps which are necessary to ensure that the Beneficial Owner is not denied its rights to consent to the Amendments as the beneficial owner of the Notes, and Cede & Co. assumes no further responsibility in this matter. This Consent, and every proxy or agency authority granted herein, is coupled with an interest and is irrevocable, is a continuing consent as such term is used in the Indenture and shall bind every Holder, now or hereafter, of the Notes.

Very truly yours,
Cede & Co

BY:

A.	EXECUTION BY BENEFICIAL OWNER

The undersigned Beneficial Owner of the Notes set forth below hereby instructs the Custodian of the Notes held on behalf of the Beneficial Owner to execute this consent letter.

Name of Beneficial Owner:	Wilks Brothers, LLC

(Print Name of Authorized Signature):	Morgan D. Neff

Signature:	/s/ Morgan D. Neff

(Print Name of Authorized Signature):	Matthew D. Wilks

Signature:	/s/ Matthew D. Wilks

Address:	17010 IH-20, Cisco, Texas 6437, Attention Morgan Neff and Matt Wilks

Phone:	(817) 850-3698

Fax:

Total Principal Amount Owned:

B.	EXECUTION BY CUSTODIAN (DTC PARTICIPANT)

The undersigned Custodian (DTC Participant) hereby executes this consent letter pursuant to the instructions set forth above by the Beneficial Owner.

Name of Custodian:

(Print Name of Authorized Signature):

Signature:

Address:

Phone:

Fax:

Total Principal Amount With Respect

to Which This Demand Letter is Given:

C.	EXECUTION BY REGISTERED HOLDER

The undersigned Registered Holder hereby executes this consent letter pursuant to the instructions of the Custodian (DTC Participant).

Name of Registered Holder:	Cede & Co.

(Print Name of Authorized Signature):

Signature:

Address:	c/o The Depository Trust Company 55 Water Street

New York, New York 10041

Phone:	(212)

Fax:	(212)

Total Principal Amount With Respect

To Which This Demand Letter is given:

Instructions:

Please complete the form below as needed to indicate the action desired for owned issues.

All submissions must be on the participant’s letterhead and must have that participant’s medallion stamp.

You must submit completed forms via the WINS application. A user guide to the process can be found here: http://www.dtcc.com/~/media/Files/Downloads/Settlement-Asset-Services/Issuer%20Services/WINS-User-Guide-Demand-and-Dissents.pdf

For questions or additional forms, send requests via electronic mail to:

demandanddissent@dtcc.com

CONSENT OF NOTEHOLDER

TO SUPPLEMENTAL INDENTURE

Date: November 2, 2016

The Depository Trust Company

Proxy Department

55 Water Street-25th Floor

New York, NY 10041

Attention: Demand and Dissent

Re:	Approach Resources Inc.7.00% Senior Notes due 2021 - CUSIP: 03834A AA1

[Insert DTC Participant Name & Account Number]

Dear Partner:

Please cause your nominee, Cede & Co., to sign one copy of the attached letter (the “Consent Letter”) in order to enable our customer to exercise its right to consent with respect to $[●] principal amount of the above-referenced securities credited to our DTC Participant account on the date hereof.

In addition to acknowledging that this request is subject to the indemnification provided for in DTC Rule 6, the undersigned hereby certifies to DTC and Cede & Co, that the information and facts set forth in the Consent Letter are true and correct, including the following:

1.	The aggregate principal amount of the securities credited to our DTC Participant account that are beneficially owned by our customer, and

2.	There have been no prior requests to DTC or Cede & Co, for execution of a letter similar to the attached Consent Letter with respect to the principal amount of securities referred to therein.

The undersigned understands that letters similar to the attached Consent Letter are being forwarded by other beneficial owners of the above-referenced securities whose holdings, together with the principal amount referred to above, constitute a majority of the principal amount of the above-referenced securities now outstanding.

Please make the Consent Letter available for pick-up by [●].

Very truly yours,
[INSERT NAME OF DTC PARTICIPANT]

By:
Name:
Title:

Medallion Stamp

2

CONSENT OF NOTEHOLDER

TO SUPPLEMENTAL INDENTURE

Date: November 2, 2016

Approach Resources Inc.

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas

Attn: Josh Dazey, Vice President, General Counsel and Assistant Secretary

RE:	Approach Resources Inc.7.00% Senior Notes due 2021 - CUSIP: 03834A AA1 (the “Notes”)

Reference is made to the base indenture, dated as of June 11, 2013, by and among Approach Resources Inc., a Delaware corporation (the “Company”), the guarantors party thereto, and Wilmington Trust, National Association, as successor trustee (the “Trustee”), as amended, supplemented, restated or otherwise modified from time to time (the “Base Indenture”), and the First Supplemental Indenture to the Base Indenture, dated as of June 11, 2013, by and among the Company, the guarantors party thereto and the Trustee, as amended, supplemented, restated or otherwise modified from time to time (the “First Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”), pursuant to which the Notes were issued.

The undersigned Beneficial Owner (as defined below) hereby represents and warrants that the undersigned is the Beneficial Owner of the Notes of the above-referenced issue in the principal amount stated below. At the request of Participant, on behalf of the undersigned Beneficial Owner of the Notes, Cede & Co., as the registered Holder of the Notes, hereby consents to amendments (the “Amendments”) to the Indenture that, if and when they become effective, will:

1.	delete in their entirety the following sections of the First Supplemental Indenture: Section 1106; Section 1107; Section 1110; Section 1111; Section 1112; Section 1113; Section 1114; Section 1115; Section 1116; and Section 1117;

2.	delete in their entirety clauses (4), (5), (6) and (7) of Section 601 of the First Supplemental Indenture and clauses (3) and (4) of Section 901 of the Indenture;

3.	delete the phrase “or to consummate a purchase of Notes when required pursuant to Section 1110 or Section 1115 of this Supplemental Indenture” from clause (3) of Section 601 of the First Supplemental Indenture;

4.	delete the phrase “, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary,” from each of clause (9) and clauses (10)(a), (b), and (c) of Section 601 of the First Supplemental Indenture each time it appears therein; and

5.	delete those definitions and cross references in Section 201 of the First Supplemental Indenture that, by virtue of the foregoing amendments, are no longer used in the Indenture or the Notes.

The Amendments will be set forth in a Second Supplemental Indenture to the Indenture, attached hereto as Annex A, and will become effective only at the time, and subject to the conditions precedent, specified therein.

This letter should be read in conjunction with similar letters which the undersigned understands are being forwarded by other Beneficial Owners of the Notes whose holdings, together with the principal amount of

3

the Notes specified below, constitute a majority of the principal amount of the Notes now outstanding. Accordingly, for the purposes of Section 1002 of the First Supplemental Indenture, the undersigned, together with other Beneficial Owners of the Notes which together aggregate in excess of 50% of the principal amount of the Notes, will have duly consented to the Amendments.

While Cede & Co., is furnishing this consent letter as the registered Holder of the Notes, it does so at the request of the Participant and only as a nominal party for the true party in interest, SDW Investments, LLC (the “Beneficial Owner”). Cede & Co. has no interest in this matter other than to take those steps which are necessary to ensure that the Beneficial Owner is not denied its rights to consent to the Amendments as the beneficial owner of the Notes, and Cede & Co. assumes no further responsibility in this matter. This Consent, and every proxy or agency authority granted herein, is coupled with an interest and is irrevocable, is a continuing consent as such term is used in the Indenture and shall bind every Holder, now or hereafter, of the Notes.

Very truly yours,

Cede & Co

BY:

4

A.	EXECUTION BY BENEFICIAL OWNER

The undersigned Beneficial Owner of the Notes set forth below hereby instructs the Custodian of the Notes held on behalf of the Beneficial Owner to execute this consent letter.

Name of Beneficial Owner:	SDW Investments, LLC

(Print Name of Authorized Signature):	Morgan D. Neff

Signature:	/s/ Morgan D. Neff

(Print Name of Authorized Signature):	Matthew D. Wilks

Signature:	/s/ Matthew D. Wilks

Address:	17010 IH-20, Cisco, Texas 6437, Attention Morgan Neff and Matt Wilks

Phone:	(817) 850-3698

Fax:

Total Principal Amount Owned:

B.	EXECUTION BY CUSTODIAN (DTC PARTICIPANT)

The undersigned Custodian (DTC Participant) hereby executes this consent letter pursuant to the instructions set forth above by the Beneficial Owner.

Name of Custodian:

(Print Name of Authorized Signature):

Signature:

Address:

Phone:

Fax:

Total Principal Amount With Respect

to Which This Demand Letter is Given:

C.	EXECUTION BY REGISTERED HOLDER

The undersigned Registered Holder hereby executes this consent letter pursuant to the instructions of the Custodian (DTC Participant).

Name of Registered Holder:	Cede & Co.

(Print Name of Authorized Signature):

Signature:

Address:	c/o The Depository Trust Company 55 Water Street

New York, New York 10041

Phone:	(212)

Fax:	(212)

Total Principal Amount With Respect

To Which This Demand Letter is given:

5

Exhibit D

Charter Amendment

D-1

EXHIBIT D

CERTIFICATE OF AMENDMENT

OF

RESTATED

CERTIFICATE OF INCORPORATION

OF

APPROACH RESOURCES INC.

Approach Resources Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Approach Resources Inc.

2. The Board of Directors of the Corporation, acting in accordance with the provisions of Section 141 and 242 of the Delaware General Corporation Law, adopted resolutions to amend Section 4.1 of the Restated Certificate of Incorporation of the Corporation so that the first paragraph thereof is hereby amended and replaced as follows:

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 190,000,000, of which 180,000,000 of such shares shall be Common Stock, all of one class, having a par value of $0.01 per share (“Common Stock”), and 10,000,000 of such shares shall be Preferred Stock, having a par value of $0.01 per share (“Preferred Stock”).

3. This Certificate of Amendment was submitted to the stockholders of the Corporation and was duly adopted by the required vote of stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law.

4. This Certificate of Amendment shall become effective immediately upon being duly filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment as of [●], 201[●].

APPROACH RESOURCES INC.

By:
J. Ross Craft
Chief Executive Officer

CERTIFICATE OF AMENDMENT

Exhibit E

Company Closing Certificate

E-1

OFFICER’S CERTIFICATE

of

APPROACH RESOURCES INC.

[●]

This Officer’s Certificate (this “Certificate”) is delivered by Approach Resources Inc., a Delaware corporation (the “Company”), to each of Wilks Brothers, LLC, a Texas limited liability company (“Wilks Brothers”) and SDW Investments, LLC, a Texas limited liability company (“SDW”) (Wilks Brothers and SDW, collectively, the “Noteholders” and each, a “Noteholder”), pursuant to Section 6.b.(iii) of that certain Exchange Agreement, dated November 2, 2016 (the “Exchange Agreement”), by and between the Company and the Noteholders. Capitalized terms used herein, and not otherwise defined herein, have the respective meanings given to such terms in the Exchange Agreement.

The undersigned officer of the Company hereby certifies on behalf of the Company, solely in his capacity as an authorized officer of the Company, and not in any individual capacity, as follows:

1.	Each of the representations and warranties of the Company contained in Section 4.d(i) were true and correct in all respects (other than in respect of de minimis inaccuracies) as of the date of the Exchange Agreement, and the representations and warranties of the Company contained in Section 4.d.(ii) were true and correct in all material respects on and as of the date of the Exchange Agreement and the date of Closing, with the same force and effect as though made on and as of Closing.

2.	Each of the representations and warranties of the Company contained in Section 4 of the Exchange Agreement (other than those contained in Section 4.d.(i) and Section 4.d.(ii)) were true and correct in all respects on and as of the date of the Exchange Agreement and the date of Closing, with the same force and effect as though made on and as of Closing, except (A) to the extent that any representation or warranty is made as of specified date, in which case such representation or warranty shall be true and correct as of such specified date, and (B) for such failures to be true and correct (without giving effect to any limitation as to “materiality” or Material Adverse Effect” set forth in any individual representation or warranty) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

3.	The Company has complied with and performed in all material respects all covenants and agreements required to be performed or complied with by it under the Exchange Agreement at or prior to the Closing, except for the covenants set forth in Section 2.a. and Section 5.e. of the Exchange Agreement (to the extent required to be complied with at or prior to the Closing), which the Company has performed and complied with in all respects.

4.	To the undersigned’s knowledge, as of the date of this Certificate the condition specified in Section 6.b.(vi) of the Exchange Agreement is satisfied.

5.	As of the date of this Certificate the condition specified in Section 6.b.(vii) of the Exchange Agreement is satisfied.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company as of the date first stated above.

APPROACH RESOURCES INC.

By:
Name:
Title:

[OFFICER’S CERTIFICATE OF THE COMPANY]

Exhibit F

Noteholders Closing Certificate

F-1

OFFICER’S CERTIFICATE

of

WILKS BROTHERS, LLC

and

SDW INVESTMENTS, LLC

[●]

This Officer’s Certificate (this “Certificate”) is delivered by each of Wilks Brothers, LLC, a Texas limited liability company (“Wilks Brothers”) and SDW Investments, LLC, a Texas limited liability company (“SDW”) (Wilks Brothers and SDW, collectively, the “Noteholders” and each, a “Noteholder”), to Approach Resources Inc., a Delaware corporation (the “Company”), pursuant to Section 6.c.(iii) of that certain Exchange Agreement, dated November 2, 2016 (the “Exchange Agreement”), by and between the Company and the Noteholders. Capitalized terms used herein, and not otherwise defined herein, have the respective meanings given to such terms in the Exchange Agreement.

The undersigned officer of each of the Noteholders hereby certifies on behalf of each of the Noteholders, solely in his capacity as an authorized officer of each of the Noteholders, and not in any individual capacity, as follows:

1.	Each of the representations and warranties of each Noteholder contained in Section 3.a. were true and correct in all respects, and all other representations and warranties of each Noteholder contained in Section 3 were true and correct in all material respects on and as of the date of the Exchange Agreement and the date of Closing, with the same force and effect as though made on and as of Closing.

2.	Each Noteholder has complied with and performed in all material respects all covenants and agreements required to be performed or complied with by it under the Exchange Agreement at or prior to the Closing, except for the covenants set forth in Section 2.b. of the Exchange Agreement, which the Company has performed and complied with in all respects.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company as of the date first stated above.

WILKS BROTHERS, LLC

By:
Name:
Title:

By:
Name:
Title:

SDW INVESTMENTS, LLC

By:
Name:
Title:

By:
Name:
Title:

[OFFICER’S CERTIFICATE OF THE NOTEHOLDERS]